UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒ ☐ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to § 240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April [    ], 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”). The meeting will be held on May 13, 2010 at 9:30 a.m. at the Millenium Hilton located at 55 Church Street, New York, New York 10007. We hope you attend the Annual Meeting.

The accompanying Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon at the Annual Meeting. This year, in addition to the election of directors, appointment of auditors and approval of an amendment to the Assurant, Inc. Long Term Equity Incentive Plan, stockholders are being asked to approve two corporate governance enhancements, the implementation of a majority voting standard in uncontested director elections and the declassification of the Board of Directors. Please give these materials your prompt attention. Then, we ask that you mail your enclosed proxy card in the postage-paid envelope provided or vote by telephone or Internet, in the manner described on the proxy card, as soon as possible. You may still vote in person at the Annual Meeting if you so desire by withdrawing your proxy, but returning your proxy card or voting by telephone or Internet now will assure that your vote is counted if your plans change and you are unable to attend.

Your vote is important, regardless of the number of shares you own. Please promptly submit your vote by telephone, Internet or mail. We urge you to indicate your approval, as unanimously recommended by the directors, by voting FOR proposals one through five, as indicated in the accompanying materials.

On behalf of the Board of Directors, we thank you for your continued interest and support.

Sincerely,

Robert B. Pollock

President and Chief Executive Officer

Assurant

Assurant, Inc.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2010

To the Stockholders of ASSURANT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”) will be held at the Millenium Hilton, 55 Church Street, New York, New York 10007 on May 13, 2010 at 9:30 a.m., local time, for the following purposes:

1. To elect Messrs. Carver, Cento and Freedman and Ms. Rosen to our Board of Directors;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2010;

3. To amend Assurant’s Amended and Restated Bylaws to implement majority voting for uncontested director elections;

4. To amend Assurant’s Restated Certificate of Incorporation and Amended and Restated Bylaws to implement declassification of the Board of Directors;

5. To amend the Assurant, Inc. Long Term Equity Incentive Plan to increase the number of shares of our common stock that may be issued pursuant to awards granted under the plan; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this notice.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made.

The Board of Directors has fixed March 26, 2010 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 commencing at least ten days before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card or submit your vote by telephone or Internet, in the manner described on the enclosed proxy card. If you choose to return the enclosed proxy card via United States mail, a return envelope that requires no postage for mailing in the United States is enclosed for this purpose. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President,

Chief Legal Officer and Secretary

April [    ], 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on May 13, 2010 at 9:30 a.m., local time.

The Assurant Proxy Statement and Annual Report are available at

www.proxyvote.com

You will need your 12-digit control number, listed on the enclosed proxy card, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL, AS DESCRIBED ON THE ENCLOSED PROXY CARD.

i

2

ASSURANT, INC.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2010

This proxy statement is furnished to stockholders of Assurant, Inc. (to which we sometimes refer in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors (the “Board”) of Assurant of proxies to be voted at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Millenium Hilton, 55 Church Street, New York, New York 10007 on May 13, 2010, at 9:30 a.m. or at any adjournment or postponement thereof. We expect to mail the proxy solicitation materials for the Annual Meeting on or about April 8, 2010.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Officers, directors and employees of Assurant, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $5,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

A stockholder of record may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by telephone or Internet, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board of Directors: FOR each director nominee; and FOR Proposals Two, Three and Four described in this proxy statement.

A stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or nominee that must be followed in order to have his or her shares voted. Such stockholders wishing to vote in person at the meeting must obtain a legal proxy from their broker, bank or other nominee and bring it to the meeting.

Only stockholders of record at the close of business on March 26, 2010, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. As of the close of business on that date, [            ] shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held by them. In addition, on the record date, we had [8,160] shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), outstanding and entitled to vote on all matters to be voted upon at the Annual Meeting. All shares of Preferred Stock are held of record by Robert S. DeLue and Rita DeLue, as trustees of The Robert S. and Rita DeLue 1995 Revocable Family Trust. The holders of Preferred Stock are entitled to one vote per share of Preferred Stock held by them and vote with the holders of Common Stock as a single class, and not as a separate class.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common

Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. The approval of Proposal Two requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. The approval of each of Proposals Three and Four requires the affirmative vote of the holders of at least two-thirds in voting power of all the outstanding voting power of the Company entitled to vote generally in the election of directors. The approval of Proposal Five requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions are not considered “votes cast,” and so they will be disregarded when calculating the votes cast for and against Proposal One, and therefore, will have no legal effect with respect to the vote on Proposal One. For purposes of determining approval of Proposals Two, Three, Four and Five, abstentions will have the same legal effect as a vote “against” Proposals Two, Three, Four and Five.

Assurant believes that the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2010 (Proposal Two), the amendment of the Company’s Amended and Restated Bylaws to implement majority voting for uncontested director elections (Proposal Three) and the amendment of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws to implement Board declassification (Proposal Four) will be deemed to be routine matters under Rule 452 of the New York Stock Exchange (“NYSE”) Listed Company Manual, and brokers will be permitted to vote uninstructed shares as to such matters. Stockholders are reminded that, beginning with the 2010 proxy season, the NYSE amended Rule 452 to make the election of directors in an uncontested election a “non-routine” item. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares for the election of Messrs. Carver, Cento and Freedman and Ms. Rosen (Proposal One) will not exercise discretion to vote for these directors. The amendment of the Assurant, Inc. Long Term Equity Incentive Plan (Proposal Five) will also be considered a non-routine matter and, therefore, brokers will not be permitted to vote uninstructed shares as to this proposal. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated. Based on the subject matter of Proposals Three and Four, and pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is filing a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) at least 10 calendar days prior to the date that definitive proxy materials are distributed to the Company’s stockholders.

EXECUTIVE OFFICERS

The table below sets forth certain information, as of April 8, 2010, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Positions
Robert B. Pollock	55	President, Chief Executive Officer and Director

Michael J. Peninger	55	Executive Vice President and Chief Financial Officer

Donald G. Hamm	55	Executive Vice President; President and Chief Executive Officer of Assurant Health

S. Craig Lemasters	49	Executive Vice President; President and Chief Executive Officer of Assurant Solutions

Gene E. Mergelmeyer	51	Executive Vice President; President and Chief Executive Officer of Assurant Specialty Property

Christopher J. Pagano	46	Executive Vice President, Treasurer and Chief Investment Officer; President of Assurant Asset Management

John S. Roberts	54	Executive Vice President, Assurant, Inc. and Chief Executive Officer of Assurant Employee Benefits

Bart R. Schwartz	57	Executive Vice President, Chief Legal Officer and Secretary

John A. Sondej	45	Senior Vice President, Controller and Principal Accounting Officer

Sylvia R. Wagner	61	Executive Vice President, Human Resources and Development

Robert B. Pollock, President, Chief Executive Officer and Director. Biography available in the section entitled “DIRECTORS”.

Michael J. Peninger, Executive Vice President and Chief Financial Officer. Mr. Peninger was appointed Chief Financial Officer of the Company in March 2009, having served as Executive Vice President and Interim Chief Financial Officer since July 2007. Prior to that, he served as President and Chief Executive Officer of Assurant Employee Benefits since January 1999. Mr. Peninger is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Donald G. Hamm, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Hamm has been President and Chief Executive Officer of Assurant Health and Executive Vice President of Assurant, Inc. since January 2003. Mr. Hamm is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries and a Fellow of the Life Management Institute.

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Lemasters has been Assurant Solutions’ President and Chief Executive Officer and Executive Vice President of Assurant, Inc. since July 2005. From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection business line of Assurant Solutions.

Gene E. Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property. Mr. Mergelmeyer was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007. Prior to that, Mr. Mergelmeyer served as Executive Vice President of Assurant Specialty Property since 2006 and led Assurant Specialty Property’s lending solutions division since 1999.

Christopher J. Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management. Mr. Pagano has been Executive Vice President, Treasurer and Chief Investment Officer since July 2007 and President of Assurant Asset Management, a division of the Company, since January 2005.

John S. Roberts, Executive Vice President; President and Chief Executive Officer, Assurant Employee Benefits. Mr. Roberts was appointed President and Chief Executive Officer of Assurant Employee Benefits and Executive Vice President of Assurant, Inc. in March 2009, having served as Interim President and Chief Executive Officer since July 2007. Prior to that, he served as Senior Vice President of Assurant Employee Benefits and President of Disability RMS.

Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz has been Executive Vice President, Chief Legal Officer and Secretary since April 2008. He previously served as Chief Corporate Governance Officer and Secretary of The Bank of New York Mellon Corporation from 2006 to 2008 and Deputy General Counsel and Corporate Secretary of Marsh & McLennan Companies, Inc. from 2004 to 2006.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President and Controller of the Company since January 2005. He is currently responsible for managing various functional departments at the Company, primarily including SEC Reporting and Compliance, Investment Accounting, Planning & Analysis, I.T. Finance, Facilities and Real Estate Management, Payroll and Procurement. Mr. Sondej is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Sylvia R. Wagner, Executive Vice President, Human Resources and Development. Ms. Wagner was appointed Executive Vice President, Human Resources and Development effective April 2009. She previously served as Senior Vice President, Human Resources and Development of Assurant Employee Benefits since May 1995, where she was responsible for overseeing human resources and development, employee communications, clinical and behavioral health services, and community relations. Ms. Wagner currently serves on the Board of Trustees of the University of South Dakota Foundation.

The Management Committee of Assurant consists of the President and Chief Executive Officer, all of the Executive Vice Presidents of the Company and the Chief Executive Officers of each of Assurant’s operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of the Company, subject to the overall discretion and supervision of the Board of Directors.

DIRECTORS

We currently have eleven directors. Seven of our directors, listed below, are continuing in office. The four directors nominated for re-election as directors at the Annual Meeting to serve until the 2013 Annual Meeting are listed in “PROPOSAL ONE—ELECTION OF DIRECTORS”. The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently and/or during the last five years, and the particular experience, qualifications, attributes and/or skills that led the Board to conclude that he or she should serve as a director.

Directors Continuing in Office1

The following persons serve in Class I and their term as directors of Assurant will expire in 2011:

John Michael Palms, Non-Executive Chairman of the Board. Dr. Palms, age 74, has been a member of our Board of Directors since March 1990 and became Non-Executive Chairman in October 2003. Dr. Palms is a Distinguished University Professor Emeritus and Distinguished President Emeritus at the University of South Carolina. He served as the President of the University of South Carolina from 1991 to 2002 and as Distinguished University Professor from 2002 to his retirement in 2007. Earlier in his career, Dr. Palms served as President of Georgia State University and held the Charles Howard Chandler Professor of Environmental and Radiological Physics Chair at Emory University from 1966 to 1989, where he also served as its Vice President for Academic Affairs. Dr. Palms currently serves on the Boards of the Computer Task Group, The GEO Group, Inc. and is the Chair of Exelon Corporation’s Audit Committee. He is also Chairman of the Board of the Institute for Defense Analyses. In the past, Dr. Palms has been a member of various additional company committees and boards including the Spoleto Festival USA Board, University of South Carolina’s Educational and Development Foundation Boards, Nations Bank of the Carolinas’ Audit Committee, the Audit Committee of the Board of Directors of Carolina First Bank, the Policy Management System Corporation’s Compensation Committee and Chair of PECO Energy’s Nuclear Committee. He also served as chairman of the South Carolina’s Rhodes Scholarship Committee and served on the White House Fellow Selection Committee. As Non-Executive Chairman of the Board, Dr. Palms leverages leadership experience gained from various large public institutions and years of service on the boards of several public companies and in the non-profit sector. Additionally, Dr. Palms possesses twenty years of experience with the Company gained from his service as an independent director. These qualifications led to the conclusion that Dr. Palms should serve as Non-Executive Chairman of the Board.

Beth L. Bronner, Director. Ms. Bronner, age 58, has been a member of our Board of Directors since January 1994. Ms. Bronner is Managing Director of Mistral Equity Partners. She served as Senior Vice President and Chief Marketing Officer of Jim Beam Brands, a division of Fortune Brands from 2003 to July 2006. Prior to joining Jim Beam Brands, Ms. Bronner was a partner at LERA Consulting in Chicago. Prior to joining LERA Consulting in 2002, Ms. Bronner was the President and Chief Operating Officer of ADVO, Inc., the nation’s largest full-service targeted direct mail marketing company. Before joining ADVO, Inc. in 2000, Ms. Bronner was President of the Health Division at Sunbeam Corporation. She has also served as Senior Vice President and Director of Marketing of North American Consumer Banking at Citibank, N.A. and Vice-President of Emerging Markets for AT&T Company. Since 1993, she has been a member of the Board of Directors of The Hain-Celestial Group Inc. She has chaired its Compensation Committee, and currently serves on its Governance Committee. Ms. Bronner also serves on the Board of Directors of Jamba, Inc. She served on the Board of Directors of Cool Brands, Inc, a Canadian company, until November 2006. Additionally, Ms. Bronner is a member of the boards of several charitable organizations, including the Board of Trustees of the Goodman Theater in Chicago. She is a former trustee of the New School in New York City. Ms. Bronner’s prior operating, senior management and board experience at large companies, and in particular, her prior service as Chair of a Compensation Committee, led to the conclusion that she should serve as a director of the Company and Chair of the Compensation Committee.

[1]	Robert J. Blendon served as a director and Chair of the Nominating and Corporate Governance Committee until March 19, 2010, when he resigned for personal reasons.

David B. Kelso, Director. Mr. Kelso, age 57, was elected to our Board of Directors in March 2007. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003 following two years with Aetna, Inc. where he served as Executive Vice President, Strategy and Finance. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. He currently serves on the Board of Directors of Aspen Holdings Ltd. and on its Audit Committee, Nominating and Governance Committee, and Risk Committee. He also serves on the Board of Directors of EXL Services Inc. and its Nominating and Governance Committee, and is Chairman of its Audit Committee. Mr. Kelso also serves on the Board of Directors of the Sound Shore Fund and is Chairman of its Audit Committee. Mr. Kelso’s management and operating experience at major public insurance companies, his expertise in finance, strategy and investments, and his current board and committee service at other global companies, including a reinsurer, enable him to provide risk management insight to the Board as well as its Audit and Finance and Investment Committees and led to the conclusion that he should serve as a director and as a member of these committees.

The following persons serve in Class II and their term as directors of Assurant will expire in 2012:

Lawrence V. Jackson, Director. Mr. Jackson, 56, was elected to our Board of Directors in July 2009. He currently serves as Senior Advisor with New Mountain Capital, LLC, a private equity fund based in New York, and as Chairman and Chief Executive Officer of SourceMark LLC. Mr. Jackson was President and Chief Executive Officer, Global Procurement Division, of Wal-Mart Stores, Inc. from 2004 to 2007. Prior to that, Mr. Jackson was President and Chief Operating Officer of Dollar General Corporation from 2003 to 2004. He also served as Senior Vice President, Supply Operations, for Safeway, Inc. from 1997 to 2003. Prior to those positions, Mr. Jackson had been with PepsiCo, Inc. for 16 years, including serving as Senior Vice President, Worldwide Operations, of PepsiCo Food Systems, Inc. Mr. Jackson currently serves as a director at Parsons Corporation, where he chairs its Compensation Committee and serves as a member of the Executive Committee. He also serves on the Board of Directors of Constar, Inc., including its Audit and Compensation Committees, ProLogis and OAKLEAF Waste Management, LLC. Mr. Jackson’s thirty-plus years of experience in management and operations, as well as his board and Compensation Committee experience, enable him to advise the Board on strategy and personnel matters and led to the conclusion that he should serve as a director and as a member of the Compensation Committee.

Charles John Koch, Director. Mr. Koch, age 63, was elected to our Board of Directors in August 2005. He currently serves on the Board of Directors of Citizens Financial Group (an affiliate of The Royal Bank of Scotland), and the Board of Directors and Audit Committee of Home Properties, Inc. Mr. Koch is also Chairman of the Board of Trustees of Case Western Reserve University, on the Board of Directors of John Carroll University and serves as a Public Interest Director on the Board of The Federal Home Loan Bank of Cincinnati. Mr. Koch served as Chairman, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, served as President and Chief Executive Officer beginning in 1988 and then served as Chairman, President and Chief Executive Officer beginning in 1995. Mr. Koch’s experience leading a sophisticated public financial services company, together with his background in corporate finance, qualify him to provide advice and direction to the Board and led to the conclusion that he should serve as a director and as Chair of the Finance and Investment Committee.

H. Carroll Mackin, Director. Mr. Mackin, age 69, is the former Executive Vice President and Treasurer of the Company, where he served from 1980 until his retirement in 1997. Mr. Mackin has been a member of our Board of Directors since October 1996 and is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Mackin served as a consultant to the Company in 1979. He was the Company’s fourth employee and initiated many of the Company’s early activities, including consolidating its investment departments and starting its first treasury function. Before joining the Company, he was Director of Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky based manufacturer of specialty nails. Mr. Mackin’s extensive experience with the Company’s treasury and investment functions, and with the insurance industry, led to the conclusion that he should serve as a director and a member of the Audit and Finance and Investment Committees.

Robert B. Pollock, President, Chief Executive Officer and Director. Mr. Pollock has been serving as a director and as our President and Chief Executive Officer since March 2006. He served as our President and Chief Operating Officer between July 2005 and March 2006. Previously, he served as Executive Vice President and Chief Financial Officer starting in January 1999. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Pollock’s extensive knowledge of the insurance industry, his current role as President and Chief Executive Officer of the Company and his nearly thirty-year career in various aspects of Company operations and management uniquely qualify him to serve as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 16, 2010, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares represented by such ownership as of February 16, 2010 (based on an outstanding share amount of 116,485,888 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
BlackRock, Inc.[1]	6,135,703	5.3%
FMR LLC[2]	8,440,853	7.2%

[1]

BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, filed a Schedule 13G on January 29, 2010, with respect to beneficial ownership of 6,135,703 shares. This represented 5.3% of our Common Stock as of February 16, 2010. BlackRock, Inc. has indicated that it filed this Schedule 13G on behalf of the following wholly-owned subsidiaries: BlackRock Asset Management Japan Limited, BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (Dublin) Ltd., BlackRock Fund Managers Ltd., BlackRock International Ltd., BlackRock Investment Management UK Ltd.

[2]

FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G/A on February 16, 2010, with respect to the beneficial ownership of 8,440,853 shares. This represented 7.2% of our Common Stock as of February 16, 2010.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock as of February 16, 2010 by Assurant’s Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer, former Executive Vice President and each of Assurant’s other three most highly compensated executive officers, each director, and all executive officers and directors as a group. As of February 16, 2010, we had 116,485,888 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]	Percentage of Class
Robert B. Pollock	258,746	*

Michael J. Peninger	70,833	*

Gene E. Mergelmeyer	27,202	*

John S. Roberts	21,956	*

Bart R. Schwartz	18,441	*

Philip Bruce Camacho	2,500	*

Lesley G. Silvester	93,109	*

John Michael Palms	18,886	*

Robert J. Blendon	8,873	*

Beth L. Bronner	16,873	*

Howard L. Carver	19,013	*

Juan N. Cento	3,124	*

Allen R. Freedman	16,873	*

Lawrence V. Jackson	0	*

David B. Kelso	2,722	*

Charles J. Koch	19,700	*

H. Carroll Mackin	17,873	*

Elaine D. Rosen	0	*

All directors and executive officers as a group (23 persons)	752,356	*

*	Less than one percent of class.

[1]	(a) Includes: for Mr. Pollock, 11,823 shares and for all directors and executive officers as a group, 13,559 shares of Common Stock held through the Assurant 401(k) Plan, as of December 31, 2009.

(b) Includes: for Mr. Pollock 8,920 shares of restricted stock; for Mr. Peninger, 10,220 shares of restricted stock; for Mr. Mergelmeyer, 7,155 shares of restricted stock; for Mr. Roberts, 9,806 shares of restricted stock; for Mr. Schwartz, 9,498 shares of restricted stock; and for all executive officers as a group, 53,158 shares of restricted stock awarded under the Assurant, Inc. 2004 Long-Term Incentive Plan.

(c) Includes: 4,827 shares of Common Stock subject to a five-year holding period awarded to Dr. Palms under the Directors Compensation Plan and 2,013 shares of Common Stock awarded to Dr. Palms under the Assurant, Inc. 2004 Long-Term Incentive Plan; 4,827 shares of Common Stock awarded to each of Dr. Blendon, Ms. Bronner, and Messrs. Carver, Freedman and Mackin under the Directors Compensation

Plan; 3,124 shares of Common Stock awarded to Mr. Cento under the Directors Compensation Plan; 1,897 shares of Common Stock awarded to Mr. Kelso under the Directors Compensation Plan; and 4,700 shares of Common Stock awarded to Mr. Koch under the Directors Compensation Plan. The directors as a group hold a total of 40,696 shares of Common Stock subject to a five-year holding period.

(d) Shares reported for Mr. Pollock include 200 shares that are considered to be pledged because they are held in a margin account. Shares reported for Mr. Carver include 12,000 shares that are considered to be pledged because they are held in a brokerage account as collateral for a nominal short-term loan. As of February 16, 2010, a total of 12,200 of the shares beneficially owned by directors and executive officers as a group were considered to be pledged.

(e) Includes restricted stock units (“RSUs”) that will vest on or within 60 days of February 16, 2010 in exchange for the following gross amounts of Common Stock as of February 16, 2010: for Mr. Pollock, 19,537 shares; and for each of Messrs. Peninger, Mergelmeyer, Roberts and Schwartz: 6,169 shares. RSUs that will vest on or within 60 days of February 16, 2010 in exchange for gross amounts of Common Stock, for all directors and executive officers as a group, totaled 74,524 shares.

(f) Includes vested and unexercised stock appreciation rights (“SARs”) that could have been exercised on or within 60 days of February 16, 2010 in exchange for the following gross amounts of Common Stock as of February 16, 2010: for Mr. Pollock, 94,312 shares; for Mr. Peninger, 18,460 shares; for Ms. Silvester, 57 shares; for Mr. Mergelmeyer, 2,475 shares; and for each of Dr. Palms, Dr. Blendon, Ms. Bronner, Messrs. Carver, Freedman, and Mackin, 455 shares. Vested and unexercised SARs that could have been exercised on or within 60 days of February 16, 2010 in exchange for gross amounts of Common Stock, for all directors and executive officers as a group, totaled 145,904 shares.

(g) Each of the Company’s executive officers receives shares of Common Stock net of taxes upon a SAR exercise (unless otherwise elected by the executive officer, in accordance with the terms of the applicable agreement). Therefore, with respect to the NEOs, vested and unexercised SARs could have been exercised on or within 60 days of February 16, 2010 for the following net amounts of Common Stock: for Mr. Pollock, 50,194 shares; for Mr. Peninger, 11,035 shares; for Mr. Mergelmeyer, 1,487 shares; and for Ms. Silvester, 24 shares.

Each of the Company’s Executive Officers receives shares of Common Stock net of taxes upon a vesting of RSUs (unless otherwise elected by the executive officer, in accordance with the terms of the applicable agreement). Therefore, with respect to the NEOs, RSUs scheduled to vest on or within 60 days of February 16, 2010 would have vested in exchange for the following net amounts of Common Stock: for Mr. Pollock, 9,725 shares; for Mr. Peninger, 3,687 shares; for Mr. Mergelmeyer, 3,906 shares; for Mr. Roberts, 4,149 shares; and for Mr. Schwartz, 3,687 shares.

The table below shows the NEOs’ total beneficial holdings factoring their receipt of shares of Common Stock net of taxes upon a SAR exercise or vesting of RSUs:

Named Executive Officer	Shares of Common Stock Owned Beneficially
Robert B. Pollock	204,816

Michael J. Peninger	60,926

Gene E. Mergelmeyer	23,951

John S. Roberts	19,936

Bart R. Schwartz	15,959

Philip Bruce Camacho	2,500

Lesley G. Silvester	93,076

Vested and unexercised SARs that could have been exercised on or within 60 days of February 16, 2010 in exchange for net amounts of Common Stock, for all executive officers as a group, totaled 80,972 shares. RSUs that would have vested on or within 60 days of February 16, 2010 in exchange for net amounts of Common Stock, for all executive officers as a group, totaled 44,956 shares.

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were serving as our named executive officers as of December 31, 2009:

Robert B. Pollock	President and Chief Executive Officer
Michael J. Peninger	Executive Vice President and Chief Financial Officer
Gene E. Mergelmeyer	President and Chief Executive Officer, Assurant Specialty Property
John S. Roberts	President and Chief Executive Officer, Assurant Employee Benefits
Bart R. Schwartz	Executive Vice President, Chief Legal Officer and Secretary

Throughout this CD&A, we refer to these individuals as our “named executive officers” or “NEOs,” and to Mr. Pollock as our “Chief Executive Officer” or “CEO.” Although Lesley Silvester, the Company’s former Executive Vice President, and Bruce Camacho, the Company’s former Executive Vice President and Chief Financial Officer, also qualify as “named executive officers” under applicable SEC regulations, because decisions regarding their compensation reflect their departures from employment with the Company in 2009, compensation arrangements for these executives are described separately under the heading “—2009 Departures/Promotions and Special Awards” on page 24, below.

Our Executive Compensation Principles

Our core executive compensation principles are set forth below along with key actions taken with respect to compensation of our named executive officers in 2009 and through February, 2010 to ensure that our executive compensation program reflects these principles:

•

Executive compensation opportunities at Assurant should be sufficiently competitive to attract and retain talented executives who can successfully execute the Company’s business strategy while remaining at levels that are aligned with the long-term interests of our shareholders.

•

Our goal is to set target total direct compensation (base salary, annual incentives and long-term equity incentives) at approximately the median level for comparable positions at companies in our compensation peer group.

•

In light of the difficult economic environment, the Compensation Committee of our Board of Directors (the “Compensation Committee” or the “Committee”) froze all elements of target total direct compensation provided to our Chief Executive Officer in 2009 at 2008 levels.

•	The Company also eliminated certain benefits previously provided to certain executives:

•	In February, 2010, each member of our Management Committee entered into an amendment eliminating the excise tax gross-up provisions included in his or her change of control agreement with the Company.

•	Effective as of January 1, 2010, financial planning benefits were eliminated for our executive officers and directors. The Company currently provides no significant perquisites to its NEOs.

•	Assurant’s annual incentive and long-term equity incentive programs should support the Company’s business strategy and motivate our executives to deliver above-median results over a sustained period.

•

Each year, we establish goals for our operating segments and the enterprise as a whole that we anticipate will require our senior executives to deliver above-median results to earn above-median compensation.

•

In 2009, the Committee approved the use of restricted stock units (“RSUs”) and performance stock units (“PSUs”) as equity compensation vehicles under our long-term equity incentive program. Payouts with respect to 2009 RSUs are contingent on the recipient’s continued employment with the Company and are intended to align the interests of our named executive officers with our shareholders. Payouts with respect to 2009 PSUs are contingent on performance relative to other companies in the A.M. Best U.S. Insurance Index over the three-year period 2009 – 2011, helping to ensure that our NEOs take a long-term view of our performance relative to our competitors.

•

In light of the significant volatility in earnings per share (“EPS”) across the financial services sector, and in response to comments from our investors, the Committee replaced growth in EPS with growth in book value per diluted share excluding accumulated other comprehensive income (“AOCI”) as a performance metric for PSUs granted in 2010.

•	A substantial portion of target total direct compensation provided to our named executive officers should be tied to Company performance.

•

In 2009, 80% of target total direct compensation awarded to Mr. Pollock, and 70% of target total direct compensation awarded to our other NEOs, constituted variable compensation under the Company’s annual and long-term equity incentive programs.

•	50% of the long-term equity incentive awards granted to our CEO in 2009 and 2010 are earned and paid out based on the achievement of pre-established performance targets.

•	Our executive compensation programs should reinforce a culture of accountability that views risk management as a priority.

•

20% of each NEO’s target annual incentive compensation opportunity is based on an enterprise goal identified by the Committee as critical to the execution of the Company’s strategic objectives. In 2009 and 2010, the Committee selected enterprise risk management as the area of focus.

•

The use of RSUs and PSUs as equity compensation vehicles encourages our management to focus on initiatives that are more likely to generate sustained performance over the long term, rather than focusing solely on achieving short-term objectives. We believe that a 50/50 split between RSUs and PSUs motivates our management to seek an appropriate balance between acceptable business risk and the opportunity to realize above-median compensation.

•	Our stock ownership guidelines reinforce Assurant’s culture of accountability by tying wealth creation for our senior executives to the long-term impact of strategic decisions that they make today.

Impact of 2009 Business Results on NEO Compensation

Our CEO’s 2009 Compensation Opportunity. The following chart shows the relative percentages of target variable compensation and fixed compensation awarded to Mr. Pollock in 2009:

Impact of 2009 Results. Despite a difficult economic environment, in 2009 we were able to execute on several enterprise-wide strategic initiatives that we believe will support our business strategy both during and after the downturn.

Highlights for the enterprise include:

•	Increase in book value per diluted share, excluding AOCI, of 9.0%

•	Operating return on equity of 10.06%

•

Achievement of specified enterprise risk management objectives, including accumulation of $710 million of holding company capital, establishing a structure for identifying material enterprise risks, and retention of management talent across the enterprise

•	Increase in quarterly dividend from $0.14 to $0.15 – the fifth consecutive year of dividend increases

•	Improvement of $733 million in AOCI, primarily due to gains in portfolio market value

While returns for Assurant Specialty Property remained strong in 2009, operating performance at our other business segments did not reach desired levels. As a result, Mr. Mergelmeyer, President and Chief Executive Officer, Assurant Specialty Property, received an annual incentive payment equal to 1.49 times his target opportunity, while annual incentive payments to our other NEOs, including our CEO, fell below target percentages.

Vesting of PSUs (if any) for the 2009 – 2011 performance cycle will not be determined until the end of the cycle; accordingly, none of our NEOs will be eligible for a payout in respect of any PSU awards until 2012.

For more information about our fiscal 2009 operating results, please see the earnings release and financial supplement, Exhibits 99.1 and 99.2, respectively, to our Current Report on Form 8-K furnished to the SEC on February 4, 2010.

II. The Compensation Committee’s Decision Making Process

The Compensation Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Committee is comprised entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable NYSE rules. The Committee’s charter and our Corporate Governance Guidelines are available at www.assurant.com under the “Board Committees and Charters” tab under the “Corporate Governance” tab of the “Investor Relations” section of our website.

Input from Management

Our Chief Executive Officer is not involved in the Committee’s determination of his compensation. He does, however, annually review the performance and compensation of each member of our Management Committee in consultation with the Executive Vice President, Human Resources and Development and makes recommendations regarding their compensation to the Committee for its consideration. The Chief Executive Officer also provides input, in consultation with the Company’s Chief Financial Officer and Executive Vice President, Human Resources and Development, on the annual incentive plan performance goals that apply to the Company’s executive officers.

The Committee evaluates the recommendations of the Chief Executive Officer along with information and analysis provided by Towers Watson & Co. (“Towers Watson”), its independent compensation consultant. The Committee exercises its discretion in evaluating, modifying, approving or rejecting the Chief Executive Officer’s recommendations, and makes all final decisions with regard to base salary, short term incentives and long-term incentives for executive officers. The Committee meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers.

Input from Independent Compensation Consultant

In 2007, the Committee engaged Watson Wyatt Worldwide (now Towers Watson) as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, stock economics and other relevant market practices and trends with respect to the compensation of our executive officers and non-employee directors (as applicable). Among other things, Towers Watson prepares reports, delivers presentations and engages in discussions with the Committee regarding the information collected. These reports, presentations and discussions may address topics ranging from strategic considerations for compensation programs generally to specific components of each executive officer’s compensation. Towers Watson also reviews and provides input into the development of the Company’s annual proxy statement regarding executive and director compensation matters.

At the direction of the Chair of the Committee, Towers Watson reviews Committee materials and management’s recommendations in advance of each Committee meeting or other Committee communication. Towers Watson participates in most Committee meetings and certain portions of the Committee’s executive sessions that do not include any members of management, in each case at the request of the Chair of the Committee. The decisions made by the Committee are the responsibility of the Committee, and may reflect factors other than the recommendations and information provided by Towers Watson.

Level of Compensation Provided

Market Positioning. The Committee believes that the best way to attract and retain top talent while maintaining appropriate levels of compensation is to provide target total direct compensation opportunities to our NEOs at levels and on terms consistent with those of a select group of publicly traded companies that we view as our peers (our “compensation peer group”). We aim to set target total direct compensation for each NEO at approximately the median level provided to executives with similar responsibilities at companies in our compensation peer group.

Our Compensation Peer Group. While we face competition in each of our businesses, we do not believe that any single competitor directly competes with us in all of our business lines. Additionally, the business lines in which we operate are generally characterized by a limited number of competitors. We believe that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics with us: similar product lines; similar services and business models; similar revenues and assets and a similar talent pool for recruiting new employees:

• Aetna Inc.	• Coventry Health Care, Inc.	• Stancorp Financial Group, Inc.
• Aflac Incorporated	• Genworth Financial, Inc.	• Sunlife Financial, Inc.
• Cigna Corporation	• Hanover Insurance Group Inc.	• Torchmark Corporation
• Conseco, Inc.	• Humana Inc.	• Unum Group
• CNA Financial Corporation	• Markel Corporation	• W.R. Berkley Corporation
• Principal Financial Group, Inc.

We have not made any changes to our peer group since 2006.3 Although our position may change from year to year, as of the end of 2009 we were approximately at the 50th percentile of our compensation peer group when measured by revenues, assets and net income.

The following graph depicts target total direct compensation awarded to our named executive officers relative to median levels for comparable positions at companies in our compensation peer group based on relevant proxy data:

[3]	Safeco Corporation is no longer included in our compensation peer group because it was acquired by Liberty Mutual in 2008. Company founders and/or their family members hold substantial amounts of the outstanding common stock, and are executive officers and/or directors, of Aflac Incorporated, Markel Corporation and W. R. Berkley Corporation.

III. Elements of Our Executive Compensation Program

The following table sets forth the primary elements of the compensation programs that apply to our named executive officers and the objective each element is designed to achieve:

Pay Elements
Compensation Element	Objective/Purpose
Annual base salary

Provides fixed compensation that, in conjunction with our annual and long-term incentive programs, approximates the median level for comparable positions at companies in our compensation peer group.

Helps to attract and retain talented executives with compensation levels that are consistent with shareholders’ long-term interests.

Annual incentive award program	Motivates executives to achieve specific corporate or business segment goals selected for their potential to increase long-term shareholder value.
Long-term equity incentive award program

Motivates executives to consider longer-term ramifications of their actions and appropriately balance long- and near-term objectives.

Reinforces a culture of accountability focused on long-term value creation and requires delivery of above-median performance to earn an above-median payout on long-term performance based equity awards.

Retirement, deferral and health and welfare program	Provides a competitive program that addresses retirement needs of executives. Named executive officers participate in the same health and welfare programs offered to all U.S. employees, as well as an executive long-term disability program.
Separation pay

Executives are not entitled to separation pay other than upon certain terminations in connection with the sale of the Company or an applicable business segment.

Enables executives to focus on maximizing value for shareholders in the context of a change of control transaction.

Limited perquisites and other personal benefits	Limited perquisites are provided to address specific business needs.

Mix of Total Direct Compensation Elements

The following charts show the relative percentages of each component of target total direct compensation awarded to our CEO and our other NEOs for 2009:

Because our Chief Executive Officer is primarily responsible for setting the strategic direction of the Company, we believe that long-term equity incentives should comprise a greater portion of his target total direct compensation compared to our other NEOs. We also believe that a majority of his target total direct compensation opportunity should be subject to pre-established performance goals. Accordingly, in 2009, 55% of Mr. Pollock’s target total direct compensation opportunity was contingent on the achievement of pre-established performance metrics under the Company’s annual and long-term equity incentive plans.

Base Salaries

In December 2008, Towers Watson presented to the Committee peer group proxy statement data on annual base salaries for our NEOs. Although the data indicated that base salaries for each of our NEOs remained below median levels for comparable positions in our compensation peer group, in light of the extraordinary economic environment, the Committee did not approve any increases in base salary for our NEOs, other than to bring base salaries for Messrs. Mergelmeyer and Roberts to the same level paid to their Management Committee peers ($500,000).

Annual Incentive Compensation

Since our inception as a public company, and consistent with our sustainable growth strategy, we have allocated 40% of the target annual incentive opportunity provided to our NEOs to profitability measures and 40% to top-line revenue growth for specified areas. As further described below, we use operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items. The remaining 20% of the target opportunity is allocated to strategic development goals that, in 2009 and 2010, focus on specific risk management objectives. Management takes a number of factors into account when developing recommended performance goals for the Committee’s consideration. In any given year, these factors may include analyst expectations, results from prior years, opportunities for strategic growth and economic trends that may impact our business (e.g., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).

Financial targets for NEOs who serve as business segment leaders apply to the business segments they lead. Top-line growth is measured through a combination of gross or net earned premiums and fees and gross written premium/new sales of designated products. Profitability is measured using net operating income (“NOI”) and operating return on equity (“ROE”) for the segment. NOI for each business segment is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for each business segment is determined by dividing NOI for the segment by average stockholders’ equity for the segment. For additional information regarding these measures, please see the earnings release and financial supplement, Exhibits 99.1 and 99.2, respectively, to our Current Report on Form 8-K furnished to the SEC on February 4, 2010.

For NEOs that serve in a corporate capacity, top-line revenue growth is measured by a weighted average of the performance results of the business segments, and profitability is measured using consolidated operating EPS and operating ROE. Consolidated operating EPS is determined by dividing NOI for the Company as a whole by the weighted average number of diluted shares of our Common Stock outstanding during the year. Operating ROE for the Company is determined by dividing NOI for the Company as a whole by average stockholders’ equity for the year, excluding AOCI. For additional information regarding these measures, please see the earnings release and financial supplement, Exhibits 99.1 and 99.2, respectively, to our Current Report on Form 8-K furnished to the SEC on February 4, 2010.

Performance against strategic development goals is evaluated for all NEOs based on a composite of business-level results.

2009 Performance Goals and Results.

•

Financial Metrics. In setting performance goals for 2009, the Committee sought to establish challenging goals while recognizing the need to implement strategies for containing risk in a highly volatile market environment. The Committee anticipated that many financial services organizations would continue to experience fallout from the 2008 financial crisis in 2009. Accordingly, certain financial targets were adjusted downward from 2008 levels to encourage prudent deployment of available capital.

•

Enterprise Risk Management. To reinforce a culture that views risk management as a priority, in 2009 the Committee approved the following enterprise risk management objectives as our strategic development goals: (i) (a) establishing a structure for identifying material enterprise risks, and (b) defining parameters for catastrophe and portfolio risk and incorporating these parameters into strategic decision making, (ii) development and achievement of specified goals under a compliance plan for each business segment and (iii) retention of individuals identified as key contributors and potential future senior executives. Each goal was weighted equally.

The following table sets forth performance goals applicable to our NEOs for 2009, along with the resulting multipliers:

2009 Annual Incentive Performance Targets and Results1

Weight	Performance Metric	0.0	0.5	1.0	1.5	2.0	2009 Results	Performance Multiplier	Composite Multiplier
Assurant Enterprise
(25%)	Consolidated Operating Earnings per Share (EPS)	$4.50	$4.70	$4.90	$5.10	$5.30	$3.94	0.00
(15%)	Operating Return on Equity (ROE)	11.50%	12.00%	12.50%	13.00%	13.50%	10.06%	0.00	0.76
(40%)	Revenue Growth[2]						N/A	0.91
(20%)	Enterprise Risk Management[3]						N/A	1.97
Assurant Specialty Property
(25%)	Net Operating Income (NOI)	$300	$325	$350	$375	$400	$406.0	2.00
(15%)	Operating Return on Equity (ROE)	20.00%	22.50%	25.00%	27.50%	30.00%	32.99%	2.00
(40%)	Revenue Growth
	25%: Net earned premium + fee income	$1,225	$1,300	$1,375	$1,450	$1,525	$1,463.5	1.59	1.49
	75%: Gross written premium	$2,000	$2,100	$2,200	$2,300	$2,400	$2,093.2	0.47
(20%)	Enterprise Risk Management[3]						N/A	1.97
Assurant Employee Benefits
(25%)	Net Operating Income (NOI)	$56	$60	$64	$68	$72	$42.2	0.00
(15%)	Operating Return on Equity (ROE)	10.75%	11.50%	12.25%	13.00%	13.75%	8.11%	0.00
(40%)	Revenue Growth								0.41
	25% Net earned premium	$740	$770	$800	$830	$860	$747.0	0.12
	75% New sales	$145	$155	$165	$175	$185	$130.9	0.00
(20%)	Enterprise Risk Management[3]						N/A	1.97

[1]	Dollar amounts applicable to performance metrics other than EPS are expressed in millions.

[2]

The corporate-level revenue growth multiplier is determined based on a weighted average of the performance multipliers applicable to each business segment, which are weighted as follows: Assurant Specialty Property—25%; Assurant Solutions—30%; Assurant Health—25%; and Assurant Employee Benefits—20%. The revenue growth multiplier for

Assurant Health was 1.47, based on weighted targets of $1.38 billon for net earned premium and fee income (25%) and $460 million for new sales (75%), and results of $1.42 billion for net earned premium and fee income and $490.9 million for new sales. The revenue growth multiplier for Assurant Solutions was 1.17, based on weighted targets of $2.1 billion for net earned premium and fee income (25%) and $2.9 billion for gross written premium (75%) and results of $2.29 billion for net earned premium and fee income and $2.86 billion for gross written premium.

[3]

The corporate-level enterprise risk management multiplier of 1.97 was determined based on the average of the multipliers for the following objectives, which were weighted equally: (i) (a) establishing a structure for identifying material enterprise risks, and (b) defining parameters for catastrophe and portfolio risk and incorporating these parameters into strategic decision making (2.0), (ii) development and achievement of specified goals under a compliance plan for each business segment (1.92) and (iii) retention of individuals identified as key contributors and future senior executives (2.0).

The performance targets included in the table above are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance. These performance targets should not be relied on as predictive of the Company’s future performance or the future performance of any of our operating segments.

2009 Target Annual Incentive Awards. As noted above with respect to annual base salaries, the Committee determined not to increase target annual incentive award levels for 2009, except to bring the target annual incentive award level for Mr. Roberts to the same level awarded to his Management Committee peers (80% of base salary). Accordingly, target annual incentive award levels remained at 150% of base salary for Mr. Pollock and 80% of base salary for Messrs. Peninger and Mergelmeyer.

Pursuant to his letter agreement with the Company, Mr. Schwartz was entitled to a guaranteed annual incentive payment in an amount no less than 85% of his base salary for 2009. Mr. Schwartz’s annual incentive opportunity for 2010 is subject to the same corporate-level performance goals that apply to the annual incentive opportunities awarded to the other corporate-level NEOs (Messrs. Pollock and Peninger).

The following table shows target annual incentive compensation, the weighted average multipliers for each NEO and the resulting annual incentive award payout for 2009:

Named Executive Officer	2009 Target Annual Incentive	2009 Multiplier	2009 Annual Incentive Payment
Robert B. Pollock,	$1,425,000	0.76	$1,083,000
President and Chief Executive Officer		(Assurant Enterprise)
Michael J. Peninger,	$400,000	0.76	$304,000
Executive Vice President and Chief Financial Officer		(Assurant Enterprise)
Bart R. Schwartz,	N/A	N/A	$425,000
Executive Vice President Chief Legal Officer and Secretary
Gene E. Mergelmeyer,	$400,000	1.49	$596,000
President and Chief Executive Officer, Assurant Specialty Property		(Assurant Specialty Property)
John S. Roberts,	$400,000	0.41	$164,000
President and Chief Executive Officer, Assurant Employee Benefits		(Assurant Employee Benefits)

Annual incentive awards are provided pursuant to the Assurant, Inc. Executive Short-Term Incentive Plan (the “ESTIP”). Payments under the ESTIP are generally intended to be deductible as “performance based compensation” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “IRC”). Additional information regarding the terms and conditions of the ESTIP is provided under the heading “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table— Annual Incentive Awards” on page 30, below.

Long-Term Equity Incentive Compensation

Introduction of RSUs and PSUs in 2009. In connection with the adoption of the Assurant Long Term Equity Incentive Plan (the “ALTEIP”) in 2008, the Committee reviewed the Company’s long-term equity compensation program. The purpose of the review was to select a new equity compensation vehicle that would:

•	Encourage executives to focus on long-term decision making rather than on short-term changes in our stock price

•	Enable us to measure our performance with respect to key financial measures (in addition to stock price) over an extended period relative to our competitors

•	Promote collaboration and cooperation across the global enterprise

At the conclusion of its review process, the Committee approved the use of RSUs and PSUs as our equity compensation vehicles. A stock unit represents the right to receive a share of common stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria. Because stock units reflect the performance of actual shares of stock, the Committee determined that RSUs and PSUs were best suited to the promotion of an ownership culture. In addition, the relatively uniform tax treatment afforded to stock units internationally provides an effective platform for collaboration and cooperation throughout the global enterprise. The Committee also believes that a 50/50 split between RSU and PSU components of our long-term equity compensation program provides an appropriate balance between direct alignment with shareholders through equity holdings and performance-weighted equity compensation.

PSUs – Measuring Relative Performance. We selected PSUs as an equity compensation vehicle to ensure that a portion of long-term equity compensation would be paid only if the Company made tangible progress with respect to key financial measures over an extended period. For each year in the applicable performance cycle, Assurant’s performance with respect to selected metrics is compared against the performance of the other companies in the A.M. Best U.S. Insurance Index and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period.

The Committee established the following metrics for the 2009 – 2011 PSU performance cycle:

Metric	Definition	Weighting
Growth in EPS	Year-over-year growth in GAAP EPS	1/3
Growth in Revenue	Year-over-year growth in total GAAP revenue	1/3
Total Shareholder Return	Percent change in Company stock price plus dividend yield percentage	1/3

As indicated in the chart below, executives do not receive any payout if the Company’s composite percentile ranking falls below the 25th percentile. If the composite percentile ranking is at or above the 75th percentile, the maximum payout is attained. Payouts for performance between the 25th and the 75th percentiles are determined on a straight-line basis using linear interpolation.

Performance-Based Long Term Equity (PSUs)

2009 Target Long-Term Equity Incentive Awards. In February 2009, Towers Watson presented data to the Committee demonstrating that target total direct compensation was low compared to our peer group, particularly with respect to long-term equity compensation. To bring the target total direct compensation opportunity for these NEOs to between the 25th and 50th percentiles of our compensation peer group, the Committee approved an increase in the target long-term incentive opportunity from 125% of base salary to 150% of base salary for Messrs. Peninger, Schwartz and Mergelmeyer, and from 65% of base salary to 150% of base salary for Mr. Roberts. Mr. Pollock’s target long-term equity incentive level remained at the level approved by the Committee in 2008 (250% of base salary).

Changes for 2010 – 2012 PSU Performance Cycle.

•

Shift to Book Value. In light of the significant volatility in EPS across the financial services sector, and in response to comments from our investors, the Committee decided to replace growth in GAAP EPS with growth in book value per diluted share excluding AOCI as a performance metric for the 2010 – 2012 PSU performance cycle. We believe this change will provide a more consistent basis for comparing the Company’s long-term financial performance to that of our competitors. The other metrics (growth in revenue and total shareholder return) remain the same for PSUs awarded in 2010.

•

Adjustments to Index. The Committee also approved a change to the group of competitors used in the determination of our composite percentile ranking. For the 2010 – 2012 performance cycle, the Company’s performance will be measured against companies in the A.M. Best U.S. Insurance Index, excluding those with revenues of less than $1 billion or that are not in the health or insurance Global

Industry Classification Standard codes. This change will enable us to more accurately benchmark our performance against the performance of companies of comparable size that operate one or more businesses similar to ours.

Payments in respect of PSUs awarded under the ALTEIP are intended to be deductible, to the maximum extent possible, as “performance based compensation” within the meaning of Section 162(m). Additional information regarding the terms and conditions of RSUs and PSUs awarded under the ALTEIP is provided under the heading “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table – Long Term Incentive Awards” on page 30, below.

Stock Ownership Guidelines. Ownership of company stock is an important vehicle for aligning the interests of executives and shareholders. For this reason, the Company has implemented ownership requirements that apply to each of our NEOs. Any named executive officer who fails to comply with the guidelines by the later of July 1, 2011 or five years following the date of his or her permanent appointment to a specified position will be prohibited from selling any shares of Assurant stock until compliance is achieved. Additional information about our Stock Ownership Guidelines is provided under the heading “—Stock Ownership Guidelines” on page 26, below.

Compensation Levels and Pay Mix for 2010

In January 2010, Towers Watson presented data to the Committee demonstrating that the target total direct compensation opportunity provided to our named executive officers continued to fall below median levels for similarly-situated executives at companies in our compensation peer group. The Committee approved compensation increases designed to bring target total direct compensation opportunities closer to median levels for each position. To ensure that the interests of our NEOs and our shareholders remain aligned, adjustments were made primarily to the long-term incentive pay component.

•

CEO Compensation. Mr. Pollock’s base salary and annual incentive opportunity for 2010 remain unchanged from 2008 levels. The Committee approved an increase in the long-term incentive component of Mr. Pollock’s compensation from 250% to 300% of base salary.

•

CFO Compensation. To reflect Mr. Peninger’s permanent appointment as the Company’s Chief Financial Officer, the Committee approved an increase in base salary from $500,000 to $550,000, an increase in annual incentive opportunity from 80% to 100% of base salary and an increase in long-term incentive opportunity from 150% to 200% of base salary.

•

Other NEOs. In the case of Messrs. Mergelmeyer, Roberts and Schwartz, the Committee approved an increase in annual incentive opportunity from 80% to 90% of base salary and an increase in long-term incentive opportunity from 150% to 175% of base salary.

IV. Benefits and Perquisites

Assurant’s named executive officers participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, these executives are eligible for certain change of control benefits, supplemental retirement plans and limited perquisites described below.

Change of Control Benefits. Assurant is party to a change of control agreement (each, a “COC Agreement”) with each of its named executive officers. The purpose of these COC Agreements is to enable our executives to focus on maximizing shareholder value in the context of a control transaction without regard to personal concerns related to job security.

During 2009, the COC Agreements with our NEOs included tax gross-up provisions intended to mitigate the impact of the federal excise tax imposed on certain payments under IRC Section 280G. However, effective as of February 1, 2010, each member of our Management Committee entered into an amendment eliminating the excise tax gross up provisions in his or her COC Agreement with the Company. Accordingly, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under the IRC, whichever amount generates the greater after-tax value for the executive.

The COC Agreements with our NEOs contain a “double trigger,” meaning that benefits are generally payable only upon a termination of employment “without cause” or for “good reason” within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. Additional information regarding the terms and conditions of the COC Agreements is provided under the heading “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements” on page 44, below.

Retirement Plans. We maintain the Supplemental Executive Retirement Plan (the “SERP”), the Assurant Executive Pension Plan (the “Executive Pension Plan”), the Assurant Executive 401(k) Plan (the “Executive 401(k) Plan”) and the Assurant Pension Plan (the “Pension Plan”). The goals of these retirement plans are to provide our NEOs with competitive levels of income replacement upon retirement and provide a package that will both attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($245,000 for 2009). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO’s base salary plus his or her annual incentive target. Additional information regarding the terms and conditions of these plans is provided under the headings “Narrative to the Pension Benefits Table” on page 36, below and “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 40, below.

Deferred Compensation Plans. Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with IRC Section 409A (“Section 409A”). Prior to the adoption of Section 409A and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan (the “AIP”) or the American Security Insurance Company Investment Plan (the “ASIC Plan”). However, after the enactment of Section 409A, both plans were frozen as of January 1, 2005 and, currently, only withdrawals may be made.

Additional information regarding the terms and conditions of these plans is provided under the heading “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 40, below.

Health and Welfare Benefits. As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees’ monthly plan pay (which is generally defined as base salary plus the ESTIP Target Award Percentage amount), up to a maximum monthly benefit of $15,000. As an additional benefit, each NEO is eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed benefit of $3,000. Executive LTD supplements benefits payable under the standard coverage and provides a maximum monthly benefit of $25,000, less amounts payable under the group policy.4 This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by the Company.

Mr. Mergelmeyer and his spouse each underwent an executive physical in 2009. The portion of each physical paid for by the Company was treated as a taxable benefit to Mr. Mergelmeyer.

[4]	Because some of Mr. Pollock’s earlier policies include an automatic increase provision, his per month maximum was $11,569 from January 1, 2009 to March 19, 2009 and $11,619 starting March 20, 2009. Combined with the group LTD maximum benefit of $15,000, this gave Mr. Pollock a combined monthly benefit (including group and Executive LTD) of $26,569 for the period from January 1, 2009 to March 19, 2009 and $26,619 starting March 20, 2009.

Commuting Expenses. In 2009 and prior years, the Company reimbursed Messrs. Peninger and Roberts for commuting expenses incurred in connection with their services as Interim Chief Financial Officer and Interim President and Chief Executive Officer, Assurant Employee Benefits, respectively. The Company does not intend to provide any additional commuting benefits to these executives.

Financial Planning. In 2009 and prior years, NEOs and directors were entitled to financial planning services. As part of the Company’s cost reduction initiatives, this benefit was eliminated effective January 1, 2010.

Additional information regarding executive LTD, executive physical, commuting and financial planning benefits is provided in footnote 6 to the Summary Compensation Table on page 28, below.

V. 2009 Departures/Promotions and Special Awards

2009 was a transition year for Assurant’s management team. Lesley Silvester, formerly the Company’s Executive Vice President, retired on July 1, 2009, and Bruce Camacho, formerly the Company’s Executive Vice President and Chief Financial Officer, resigned effective March 15, 2009. Effective as of March 15, 2009, Michael Peninger was promoted to the position of Executive Vice President and Chief Financial Officer of the Company, a position he had held on an interim basis since July 18, 2007 while Mr. Camacho was on administrative leave, and John Roberts was promoted to the position of President and Chief Executive Officer, Assurant Employee Benefits, a position he had held on an interim basis while Mr. Peninger was serving as our Interim Chief Financial Officer. Retirement, severance and special promotion arrangements entered into in connection with these transitions are addressed below.

Retirement Arrangements for Lesley Silvester. On July 1, 2009, Ms. Silvester retired from the position of Executive Vice President. In connection with her retirement, and in recognition of her outstanding leadership and continued service for a period of two years beyond her planned retirement at the request of the Company during a difficult period, the Committee awarded Ms. Silvester a special retirement award of $2,000,000 and full vesting of her restricted stock awards and SARs. The Committee also approved a discretionary annual bonus of $213,000 for her service in 2009 (based upon her 2009 annual incentive target award percentage of 85% of annual base salary, pro-rated to reflect her period of service in 2009). The special retirement award and discretionary annual bonus were paid in a cash lump sum, and the unvested restricted stock and SARs vested, upon the effective date of Ms. Silvester’s retirement. Please see the Company’s Current Report on Form 8-K, filed with the SEC on March 16, 2009, for more information about Ms. Silvester’s retirement and her special retirement award.

Separation and Consulting Agreements with Bruce Camacho. On March 15, 2009 (the “Termination Date”), Mr. Camacho resigned from the position of Executive Vice President and Chief Financial Officer of the Company. In connection with his resignation, the Company entered into a Separation Agreement with Mr. Camacho. Under the agreement, Mr. Camacho received (i) cash severance payments totaling $5,000,000, paid in six monthly installments beginning July 2, 2009, in lieu of any other severance payments to which he would otherwise have been entitled under existing agreements or plans, (ii) reimbursement of his COBRA health benefits for a period of eighteen months following the Termination Date and (iii) payment of all benefits he had accrued pursuant to the terms of the Company’s qualified and non-qualified retirement plans. Mr. Camacho remains subject to certain non-solicitation and non-disclosure covenants included in the Separation Agreement.

Pursuant to their terms, Mr. Camacho’s outstanding vested SARs remained exercisable for ninety days following the Termination Date. All other SARs and equity awards held by Mr. Camacho that were not vested as of the Termination Date were cancelled and forfeited. Mr. Camacho was not awarded a target annual incentive opportunity in 2009.

The Company also entered into a consulting agreement with Mr. Camacho. Under the agreement, Mr. Camacho served as a consultant to the Company from the Termination Date until March 15, 2010 and was paid a retainer of $100,000 per month.

Please see the Company’s Current Report on Form 8-K, filed with the SEC on March 9, 2009, for more information about Mr. Camacho’s resignation and severance arrangements.

2009 Special Promotion Awards. Effective as of March 15, 2009, Mr. Peninger was promoted to Executive Vice President and Chief Financial Officer of the Company and Mr. Roberts was promoted to President and Chief Executive Officer, Assurant Employee Benefits. In recognition of their respective appointments, and to facilitate Mr. Peninger’s transition to the Company’s headquarters in New York, on July 13, 2009, the Committee awarded one-time special bonuses equal to 100% of base salary, or $500,000, in the case of Mr. Peninger and 60% of base salary, or $300,000, in the case of Mr. Roberts. Each award was paid in a cash lump sum on July 31, 2009.

2009 Special RSU Awards. On November 12, 2009, the Committee granted 10,000 RSUs to Mr. Mergelmeyer in recognition of his leadership in producing extraordinary business performance at Assurant Specialty Property for fiscal years 2007 – 2009, inclusive, and 5,000 RSUs to Mr. Schwartz in recognition of his efforts regarding the resolution of certain litigation matters, the successful restructuring of the Company’s legal department and the development of effective business partnerships with the Company’s operating segments. Each award will vest over a five-year period, with the first four installments to vest in four 10% increments on each of the first four anniversaries of the grant date, and the remaining 60% installment to vest on the fifth anniversary of the grant date, subject to the continuous employment of the executive through the applicable vesting dates. All other terms and conditions are substantially the same as those set forth in the form of Restricted Stock Unit Agreement previously filed with the SEC.

VI. Other Agreements

Letter Agreement with Mr. Schwartz. In connection with his acceptance of the position of Executive Vice President, Chief Legal Officer and Secretary of the Company, on April 21, 2008 Mr. Schwartz and the Company entered into a letter agreement setting forth the terms and conditions of Mr. Schwartz’s employment. Consistent with the base salary and target annual incentive opportunity provided to the Company’s other named executive officers, the letter agreement provides Mr. Schwartz with a base salary of $500,000 and an annual target incentive award equal to 80% of his base salary; provided, however, that for 2008 and 2009, Mr. Schwartz was entitled to an annual incentive payment of no less than 85% of his base salary. The letter agreement also provided Mr. Schwartz with a target long-term equity incentive award having a value at least equal to 125% of his base salary for 2009.

Pursuant to the letter agreement, on May 15, 2008 Mr. Schwartz received a sign-on bonus in the form of 5,000 restricted shares to vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to Mr. Schwartz’s continuous employment through such date(s). Mr. Schwartz also participates in the same change of control, retirement and health and welfare programs offered to our other NEOs. Information regarding these programs is provided under the heading “—Benefits and Perquisites” on page 22, above.

As with our other NEOs, Mr. Schwartz’s employment with the Company is on an at-will basis and may be terminated by the Company at any time.

VII. Related Policies and Considerations

Stock Ownership Guidelines

As noted above, we believe that a sustained level of stock ownership is critical to ensuring that the creation of long-term value for our shareholders remains a primary objective for our executives and non-employee directors. Accordingly, in 2006 the Company adopted the following Stock Ownership Guidelines and holding requirements for its non-employee directors and senior executives:

Non-Employee Director	Must own Assurant stock with a market value equal to 5 times the annual base cash retainer

Chief Executive Officer	Must own Assurant stock with a market value equal to 5 times current base salary

Assurant, Inc. Executive Vice President (including Chief Financial Officer and operating segment Chief Executive Officers)	Must own Assurant stock with a market value equal to 3 times current base salary

Individuals have five years from the later of July 1, 2006 or the date of their permanent appointment to a specified position to acquire the required holdings. Messrs. Pollock and Peninger have a compliance date of July 1, 2011. Compliance dates for Messrs. Mergelmeyer, Schwartz and Roberts are July 16, 2012, April 28, 2013 and March 15, 2014, respectively. Eligible sources of shares include personal holdings, restricted stock, RSUs, 401(k) holdings and Employee Stock Purchase Plan shares. The Committee tracks the ownership amount of the non-employee directors and Management Committee on an annual basis. Individuals who do not comply with the guidelines as of the applicable compliance date will be prohibited from selling shares of Assurant stock until they achieve compliance.

Timing of Equity Grants

Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under the Company’s Equity Grant Policy, equity awards granted by the Committee pursuant to the ALTEIP must be granted on the second Thursday in March each year. If the Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, additional awards under the ALTEIP may be granted on the second Thursday in November.

Tax and Accounting Implications

Under Section 162(m), certain compensation amounts in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by shareholders. The Committee continues to emphasize performance-based compensation for Assurant’s executives and seeks to minimize the impact of Section 162(m). However, because the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy, in any year the Committee may approve non-performance based compensation (as defined for purposes of Section 162(m)) in excess of $1 million.

The compensation that we pay to the named executive officers is reflected in our financial statements as required by U.S. generally accepted accounting principles. The Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2009, 2008 and 2007, as applicable.

Summary Compensation Table for Fiscal Years 2009, 2008 and 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards[1] ($)		Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings[2] ($)	All Other Compen- sation[6] ($)	Total ($)
(a)	(b)	(c)	(d)		(e)		(f)	(g)		(h)	(i)	(j)
Robert B. Pollock, President and Chief Executive Officer	2009	950,000	0		2,382,618		—	1,083,000		1,810,332	218,248	6,444,198
	2008	950,000	0		593,764		2,450,142	1,638,750		3,120,828	135,025	8,888,509
	2007	850,000	0		382,489		1,576,289	791,917		253,098	164,189	4,017,982
Michael J. Peninger,	2009	500,000	500,000	[3]	752,391		—	304,000		602,190	228,301	2,886,882
Executive Vice President and Chief Financial Officer	2008 2007	500,000 470,000	100,000 500,000		406,242 105,730		649,274 386,480	460,000 658,000		422,417 296,736	198,915 152,379	2,736,848 2,569,325

Gene E. Mergelmeyer,	2009	500,000	0		1,068,191	[4]	—	596,000		521,190	153,487	2,838,868
Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property	2008	475,000	95,000		148,411		635,850	760,000		1,001,233	97,723	3,213,217
John S. Roberts,	2009	500,000	300,000	[3]	752,391	[4]	—	164,000		242,105	139,797	2,098,293
Executive Vice President; President and Chief Executive Officer, Assurant Employee Benefits

Bart R. Schwartz,	2009	500,000	0		910,291		—	425,000	[5]	132,895	23,006	1,991,192
Executive Vice President and Chief Legal Officer
Philip Bruce Camacho,	2009	132,292	—		—		—	—		412,943	5,955,707	6,500,942
Former Executive Vice President and Chief Financial Officer	2008 2007	635,008 635,000	0 0		0 190,496		0 784,869	0 0		183,163 0	51,159 156,842	869,330 1,767,207

Lesley G. Silvester, Former Executive Vice President	2009	251,923	2,213,000	[3]	—		—	—		292,095	262,223	3,019,241
	2008 2007	500,000 475,000	106,250 0		156,234 136,588		645,035 562,748	488,750 694,450		1,446,615 0	99,875 89,618	3,442,759 1,958,404

[1]

The amounts reported in column (e) for 2009 represent awards of PSUs and RSUs, and for 2008 and 2007 represent awards of restricted stock. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718.

The 2009 PSU values included in column (e) are computed based on the achievement of target level performance for each award. Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: for Mr. Pollock, $2,980,178; for Mr. Peninger, $941,090; for Mr. Mergelmeyer, $1,256,890; for Mr. Roberts, $941,090; and for Mr. Schwartz, $1,098,990. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, “Stock Based Compensation—Performance Share Units”, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC (the “2009 Form 10-K”) for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

The SARs amounts reported in column (f) for 2008 and 2007 are consistent with the grant date fair value computed in accordance with FASB ASC Topic 718. The fair value of each outstanding SAR was estimated on the grant date using a Black-Scholes option-pricing model and expense is amortized over the applicable vesting period. Please see Footnote 18, “Stock Based Compensation—Stock Appreciation Rights”, of the 2009 Form 10-K for a discussion of the Black-Scholes option-pricing model and the assumptions used in this valuation.

[2]

The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2008 to December 31, 2009, from December 31, 2007 to December 31, 2008 and from December 31, 2006 to December 31, 2007. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2007, December 31, 2008 or December 31, 2009 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2006, December 31, 2007 or December 31, 2008, as applicable. Present values of accumulated benefits at December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009, respectively, as filed with the SEC.

[3]

The amounts in column (d) for each of Messrs. Peninger and Roberts reflect special promotion bonuses awarded on July 13, 2009. Mr. Peninger received a special bonus equal to 100% of his base salary, or $500,000, in recognition of his promotion to Executive Vice President and Chief Financial Officer of the Company, and Mr. Roberts received a special bonus equal to 60% of his base salary, or $300,000, in recognition of his promotion to President and Chief Executive Officer, Assurant Employee Benefits.

The amount in column (d) for Ms. Silvester represents a special retirement award of $2,000,000 and discretionary annual bonus of $213,000 paid to Ms. Silvester in recognition of her outstanding leadership and continued service for a period of two years beyond her planned retirement at the request of the Company during a difficult period. The discretionary bonus amount was based upon her 2009 annual incentive target award percentage of 85% of base salary.

[4]

The amounts in column (e) for each of Messrs. Mergelmeyer and Schwartz include grants of special awards of RSUs on November 12, 2009. The Compensation Committee granted a special award of 10,000 RSUs to Mr. Mergelmeyer in recognition of his leadership in producing extraordinary business performance at Assurant Specialty Property for fiscal years 2007 - 2009, inclusive, and a special award of 5,000 RSUs to Mr. Schwartz in recognition of his efforts regarding the resolution of certain litigation matters, the successful restructuring of the Company’s legal department and the development of effective business partnerships with the Company’s operating segments.

[5]

As part of Mr. Schwartz’s letter agreement with the Company, Mr. Schwartz was entitled to a guaranteed annual incentive payment for 2009 in an amount no less than 85% of his base salary for 2009. The amount included in column (g) for Mr. Schwartz represents 85% of his 2009 base salary. Mr. Schwartz’s annual incentive opportunity for 2010 is subject to the same corporate-level performance goals that apply to the annual incentive opportunities awarded to the other corporate-level NEOs.

[6]

The table below details the amounts reported in the “All Other Compensation” column, which include premiums paid for Executive Long Term Disability, Company contributions to the Executive 401(k) Plan, Company contributions to the Assurant 401(k) Plan, perquisites and other personal benefits, dividends and dividend equivalents; and certain other amounts during 2009:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits		Dividends and Dividend Equivalents[1]	Other Amounts[2]		Total
Robert B. Pollock	$4,304	$164,062	$17,150	—		$32,732	—		$218,248
Michael J. Peninger	$4,533	$85,050	$17,150	$105,183	[3]	$16,385	—		$228,301
Gene E. Mergelmeyer	$2,521	$72,649	$17,150	$23,721	[4]	$14,609	$22,837		$153,487
John S. Roberts	$817	$60,566	$17,150	$45,315	[5]	$15,949	—		$139,797
Bart R. Schwartz	$1,476	$6,183	—	—		$15,347	—		$23,006
Philip Bruce Camacho	$868	—	—	—		$493	$5,954,346	[6]	$5,955,707
Lesley G. Silvester	$2,910	$192,972	$17,150	—		$1,114	$48,077		$262,223

[1]

The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2009 on unvested awards of restricted stock and RSUs, respectively, that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) for each of 2008 and 2007 also reflect the dollar value of dividends paid on restricted stock that were not factored into the grant date fair values reported in column (e). No dividends or dividend equivalents were paid on PSUs in 2009.

[2]

Amounts in this column include (1) a payment made to Mr. Mergelmeyer during 2009 for unused vacation time during 2009, as required by California state law; and (2) payments made to Mr. Camacho and Ms. Silvester for unused vacation time during 2009 in connection with their severance and retirement, respectively.

[3]

This amount includes (1) Company paid expenses totaling $84,136 for Mr. Peninger’s temporary living accommodations in New York, including lease payments and incidental expenses; (2) Company paid expenses totaling $20,697 for airfare and related commuting expenses incurred by Mr. Peninger in traveling to and from his primary residence in Kansas; and (3) Company paid expenses relating to spousal travel; in connection with his service as Interim Chief Financial Officer.

[4]

This amount includes (1) Company paid expenses totaling $4,575 related to executive physicals for Mr. Mergelmeyer and his spouse; (2) Company paid expenses totaling $3,472 for sporting event tickets; (3) Company paid expenses relating to a Company sponsored trip; and (4) Company paid expenses totaling $13,000 for Mr. Mergelmeyer’s use of financial planning services. Effective as of January 1, 2010, financial planning benefits were eliminated for our executive officers and directors.

[5]

This amount includes (1) Company paid expenses totaling $32,301 for Mr. Roberts’ commuting expenses to Kansas City, including lease payments, incidental expenses and related payments in connection with his service as Interim President and Chief Executive Officer of Assurant Employee Benefits; and (2) Company paid expenses totaling $13,000 for Mr. Roberts’ use of financial planning services. As noted above, financial planning benefits were eliminated effective January 1, 2010 for our executive officers and directors.

[6]

Mr. Camacho resigned from the Company effective March 15, 2009. This amount represents total payments made to Mr. Camacho in 2009 in connection with his severance and consulting agreements with the Company. Please see “CD&A—2009 Departures/Promotions and Special Awards” on page 24 for more information.

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2009, excluding Mr. Camacho and Ms. Silvester, who did not receive any plan-based awards during 2009.

Grants of Plan-Based Awards Table for Fiscal Year 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[2]	Grant Date Fair Value of Stock and Option Awards ($)[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert B. Pollock	3/12/2009	—	—	—	—	—	—	58,613	—	20.26	$1,187,499
	3/12/2009	—	—	—	29,307	58,613	87,920	—	—	20.39	$1,195,119
	—	0	1,425,000	2,850,000	—	—	—	—	—	—	—
Michael J. Peninger	3/12/2009	—	—	—	—	—	—	18,509	—	20.26	$374,992
	3/12/2009	—	—	—	9,255	18,509	27,764	—	—	20.39	$377,399
	—	0	400,000	800,000	—	—	—	—	—	—	—
Gene E. Mergelmeyer	3/12/2009	—	—	—	—	—	—	18,509	—	20.26	$374,992
	3/12/2009	—	—	—	9,255	18,509	27,764	—	—	20.39	$377,399
	11/12/2009	—	—	—	—	—	—	10,000	—	31.58	$315,800
	—	0	400,000	800,000	—	—	—	—	—	—	—
John S. Roberts	3/12/2009	—	—	—	—	—	—	18,509	—	20.26	$374,992
	3/12/2009	—	—	—	9,255	18,509	27,764	—	—	20.39	$377,399
	—	0	400,000	800,000	—	—	—	—	—	—	—
Bart R. Schwartz	3/12/2009	—	—	—	—	—	—	18,509	—	20.26	$374,992
	3/12/2009	—	—	—	9,255	18,509	27,764	—	—	20.39	$377,399
	11/12/2009	—	—	—	—	—	—	5,000	—	31.58	$157,900
	—	—	—	800,000	—	—	—	—	—	—	—

[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2009 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

As part of Mr. Schwartz’s letter agreement with the Company, Mr. Schwartz was entitled to a guaranteed annual incentive payout for 2009 in an amount no less than 85% of his base salary for 2009. Mr. Schwartz’s annual incentive opportunity for 2010 is subject to the same corporate-level performance goals that apply to the annual incentive opportunities awarded to the other corporate-level NEOs.

[2]

The base price of 2009 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of Assurant, Inc. Common Stock on the grant date.

The base price of 2009 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, “Stock Based Compensation—Performance Share Units”, of the 2009 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

Annual incentive awards are paid pursuant to the ESTIP. The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s net income (as defined in the ESTIP). This aggregate maximum amount is allocated to all participants equally, except that the amount allocated to the Chief Executive Officer is twice the amount allocated to the other participants. At the end of each year, the Committee certifies the amount of the Company’s net income and the maximum award amounts that can be paid under the ESTIP. The Committee then has discretion to pay an incentive award that is less than the applicable maximum. In 2009, the Committee exercised negative discretion to reduce participants’ awards by applying the performance goals described in the CD&A under the heading “—Annual Incentive Compensation” on page 17, above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of these performance goals.

Long Term Equity Incentive Awards

Our outstanding equity-based awards have been granted under two long-term incentive compensation plans, the ALTEIP and the Assurant, Inc. 2004 Long-Term Incentive Plan (the “ALTIP”). The ALTEIP was approved by the Company’s stockholders in May 2008. Since that time, equity grants to our named executive officers have been awarded pursuant to the ALTEIP. In 2009, 50% of each NEO’s target long-term equity incentive award was provided in the form of RSUs, and 50% in the form of PSUs. The RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

Prior to the adoption of the ALTEIP, our named executive officers were awarded stock appreciation rights (“SARs”) and shares of restricted stock under the ALTIP. No additional equity awards may be granted under the ALTIP. Restricted stock awards granted under the ALTIP also vest in three equal installments on each of the first three anniversaries of the grant date. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. SARs granted under the ALTIP vest on the third anniversary of the grant date. To the extent not previously exercised, SARs are automatically exercised on the earliest of (i) the fifth anniversary of the grant date, (ii) the second anniversary of the participant’s termination of employment for reason of death or disability or (iii) ninety days following the participant’s termination of employment for reasons other than retirement, disability or death.

For a discussion of the material terms of certain agreements or arrangements with NEOs, as well as an explanation of the ratio of salary and bonus to total compensation, please see the sections entitled “CD&A—2009 Departures/Promotions and Special Awards”, “—Other Agreements”, and “—Mix of Total Direct Compensation Elements” on pages 24, 25 and 16, respectively, above.

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2009.

Outstanding Equity Awards Table for Fiscal Year 2009

Option Awards[1]								Stock Awards [1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert B. Pollock	Converted SARs	[2]
	122,347					22.00	01/01/2012
	6,137					22.88	01/01/2012
	2,920					48.08	01/01/2012
	4,555					30.83	01/01/2012
	5,820					25.08	01/01/2013
	4,365					33.45	01/01/2013
	6,666					21.89	01/01/2013
	104,637					22.00	01/01/2013
	3,442					42.43	01/01/2013
	5,348					28.26	01/01/2014
	4,564					33.13	01/01/2014
	4,831					31.30	01/01/2014
	5,691					26.56	01/01/2014
	82,473					22.00	01/01/2014
	All Other SARs
	88,659					35.64	06/30/2010
	109,894					49.25	04/01/2011
			132,350	[4]		53.48	03/08/2012
			173,400	[5]		60.65	03/13/2013
								2,390	[8]	70,457
								6,530	[11]	192,504
								58,613	[14]	1,727,911
											58,613	[15]	1,727,911
Michael J. Peninger	Converted SARs	[2]
	20,136					26.82	01/01/2010
	14,801					22.00	01/01/2010
	24,283					30.11	01/01/2011
	16,053					22.00	01/01/2011
	18,409					22.00	01/01/2012
	24,668					30.83	01/01/2012
	23,645					33.45	01/01/2013
	15,746					22.00	01/01/2013
	26,169					31.30	01/01/2014
	12,409					22.00	01/01/2014
	All Other SARs
	32,893					35.64	06/30/2010
	35,924					49.25	04/01/2011
			32,450	[4]		53.48	03/08/2012
			45,950	[5]		60.65	03/13/2013
								661	[8]	19,486
								1,719	[11]	50,676
								7,840	[13]	231,123
								18,509	[14]	545,645
											18,509	[15]	545,645

Option Awards[1]								Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Gene E. Mergelmeyer	Converted SARs	[2]
	3,056					22.00	01/01/2013
	2,545					22.00	01/01/2014
	6,324					26.56	01/01/2014
	All Other SARs
	8,527					35.64	06/30/2010
	1,300					38.08	08/12/2010
	12,881					49.25	04/01/2011
			16,300	[4]		53.48	03/08/2012
			45,000	[5]		60.65	03/13/2013
								5,000	[6]	147,400
								334	[7]	9,846
								278	[8]	8,195
								244	[9]	7,193
								1,633	[11]	48,141
								18,509	[14]	545,645
								10,000	[16]	294,800
											18,509	[15]	545,645
John S. Roberts	Converted SARs	[2]
	7,909					31.30	01/01/2014
	All Other SARs
	8,397					35.64	06/30/2010
	9,595					49.25	04/01/2011
			10,950	[4]		53.48	03/08/2012
			20,050	[5]		60.65	03/13/2013
								224	[8]	6,604
								1,000	[10]	29,480
								742	[11]	21,874
								7,840	[13]	231,123
								18,509	[14]	545,645
											18,509	[15]	545,645
Bart R. Schwartz	Converted SARs	[2]
	—		—		—	—	—
	All Other SARs							3,335	[12]	98,316
	—		—		—	—	—	6,163	[12]	181,685
								18,509	[14]	545,645
								5,000	[16]	147,400
											18,509	[15]	545,645
Lesley G. Silvester	Converted SARs	[2]
	559					26.82	01/01/2010
	460					32.59	01/01/2010
	453					33.36	01/01/2010
	2,309					32.51	01/01/2011
	2,491					30.11	01/01/2011
	2,064					36.33	01/01/2011
	All Other SARs
	46,721					49.25	04/01/2011
	47,250					53.48	07/01/2011
	45,650					60.65	07/01/2011

[1]

These columns represent awards under the ALTEIP, ALTIP and their predecessor plans. Awards are either SARs, restricted stock, PSUs or RSUs. Mr. Camacho did not have any outstanding equity awards as of December 31, 2009.

[2]

Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan (“AAIR Plan”), which provided for the issuance of Assurant, Inc. and operating segment cash settled appreciation rights (“AAIR Plan rights”). In 2005, the Company decided to no longer issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of Assurant, Inc. Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. “Converted SARs” refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.

[3]	Value was determined using the December 31, 2009 closing price of Assurant, Inc. Common Stock of $29.48.

[4]	This award vested on March 8, 2010.

[5]	This award vests on March 13, 2011.

[6]

This restricted stock award was granted on December 5, 2005 with 500 shares to vest on each of the first four anniversaries of the grant date and 5,000 shares to vest on the fifth anniversary of the grant date.

[7]	This restricted stock award was granted on January 3, 2007 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[8]	This award vested in full on March 8, 2010.

[9]	This restricted stock award was granted on October 3, 2007 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[10]

This restricted stock award was granted on January 8, 2008 with 1,000 shares to vest on the first anniversary of the grant date and 500 shares to vest on each of the second and third anniversaries of the grant date.

[11]	This restricted stock award was granted on March 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[12]	These restricted stock awards were granted on May 15, 2008 and vest in three equal annual installments on each of the first three anniversaries of the grant date.

[13]	This restricted stock award was granted on November 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[14]	This RSU award was granted on March 12, 2009 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[15]

This PSU award was granted on March 12, 2009 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are based on the Company’s achievement of target performance during 2009 with respect to the performance metrics as compared against the performance of the other companies in the A.M. Best U.S. Insurance Index. Please see the section entitled “CD&A—Long-Term Equity Incentive Compensation—PSUs—Measuring Relative Performance” on page 20 for further details.

[16]

This RSU award was granted on November 12, 2009 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2009, and all of the shares of restricted stock held by the NEOs that vested during 2009 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2009

Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
(a)	(b)		(c)	(d)	(e)
Robert B. Pollock	—		—	2,381	40,929
				3,260	66,700
				2,171	48,891
Michael J. Peninger	—		—	658	11,311
				857	17,534
				655	14,751
				3,914	121,921
Gene E. Mergelmeyer	—		—	333	10,070
				276	4,744
				814	16,654
				500	10,230
				231	5,202
				243	7,497
John S. Roberts	—		—	1,000	30,810
				221	3,799
				370	7,570
				209	4,707
				3,914	121,921
Bart R. Schwartz	—		—	1,665	37,596
				3,076	69,456
Philip Bruce Camacho	—	[2]	329,374
				1,186	20,387
Lesley G. Silvester	245		7,355
				850	14,612
				857	17,534
				919	20,696
				854	20,547
				1,719	41,359

[1]

The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

[2]

Mr. Camacho exercised 59,028 SARs during April 2009 and received payment in cash per his severance agreement. Please see “CD&A— 2009 Departures/Promotions and Special Awards” on page 24 for more information.

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans, the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below describes each plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2009

Name	Plan Name	Number of Years of Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Robert B. Pollock	Pension Plan	27.5	477,688	0
	Executive Pension Plan	27.5	344,964	0
	SERP	20	11,146,960	0
Michael J. Peninger	Pension Plan	23	388,498	0
	Executive Pension Plan	23	281,892	0
	SERP	20	3,677,161	0
Gene E. Mergelmeyer	Pension Plan	12	162,788	0
	Executive Pension Plan	12	119,341	0
	SERP	12.3	1,406,955	0
John S. Roberts	Pension Plan	1	6,900	0
	Executive Pension Plan	1	15,284	0
	SERP	2.5	219,921	0
Bart R. Schwartz	Pension Plan	1	7,350	0
	Executive Pension Plan	1	21,450	0
	SERP	1.8	104,095	0
Philip Bruce Camacho	Pension Plan	17.6	0	201,049
	Executive Pension Plan	17.6	0	745,840
	SERP	9.5	0	1,663,567
Lesley G. Silvester	Pension Plan	24	645,987	22,102
	Executive Pension Plan	24	188,065	271,069
	SERP	20	1,109,887	4,223,596

[1]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees may generally participate in the Assurant Pension Plan on January 1 or July 1 after completing one year of service with the Company. Credited service for determining a participant’s benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under IRC Section 401(a)(17) (which was $245,000 for 2009). Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. Messrs. Pollock, Peninger, and Mergelmeyer and Ms. Silvester are covered under the prior plan formula. Mr. Camacho was covered under the current plan formula. Messrs. Schwartz and Roberts are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant’s termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years over 30	12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2009 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2009, but is not less than the present value of accrued benefits under the prior plan formula.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2009 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 30% of male executives and 60% of female executives will receive their payments in the form of a life annuity and 70% of male executives and 40% of female executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 5.94% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan’s most recent financial statement disclosure).

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs, except for Mr. Schwartz, are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan

Eligible employees may generally begin participating in the Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit (which was $245,000 for 2009). For participants who are covered under the prior plan formula, eligible compensation was capped for 2009 at $385,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Executive Pension Plan. Messrs. Pollock, Peninger, Mergelmeyer and Ms. Silvester are covered under the prior plan formula. Mr. Camacho was covered under the current plan formula. Messrs. Schwartz and Roberts are covered under the current plan formula.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Service covered under each of these formulas begins with participation in the Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All of the NEOs, except Mr. Schwartz, are currently 100% vested in their Executive Pension Plan benefit.

The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2009 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2009 offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2009 is based on the benefit produced under the prior plan formula converted to a lump sum payment1 at the plan’s normal retirement age of 65.

The SERP

To participate in the SERP, an executive is nominated by the Company and approved by the Committee. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. The Target Benefit is equal to 50% of the participant’s eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of

[1]	The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.25% and the 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates using the mortality required by IRC Section 417(e), as updated by the Pension Protection Act of 2006 (the “PPA”). Accordingly, the lump sum values shown are based on an interest rate of 4.25%. The present value of the lump sum payment is determined using a pre-retirement interest rate of 5.73%.

months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Committee. In 2006, based on a study of the market practice, the Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants joining the SERP during 2007 or later. Since Mr. Mergelmeyer, Mr. Roberts and Mr. Schwartz were approved for participation in the SERP after January 1, 2007, the change in normal retirement age applies to them. For participants who join the SERP on or after January 1, 2010, the normal retirement age has been increased to 65. A participant commences vesting in the SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.

For benefits earned and vested as of December 31, 2004, the participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

Messrs. Pollock and Peninger are 100% vested in their SERP benefit. Mr. Mergelmeyer, Mr. Roberts and Mr. Schwartz are 0% vested in their SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs have attained normal retirement age as of December 31, 2009; therefore, if they had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to their respective ages.

The present value of the accumulated benefits at December 31, 2009 was determined based on the December 31, 2009 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2009. The present value of the accumulated benefits at December 31, 2009 is determined assuming the following: (1) the executives will retire from Assurant at the plan’s normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; (3) for Messrs. Pollock and Peninger’s grandfathered benefits earned and vested as of December 31, 2004, the present value of the annuity benefits is determined using an interest rate of 5.73% and the RP 2000 generational mortality table; and (4) the present value of single lump sum benefits is determined using an interest rate of 5.73% to the retirement date and a lump sum conversion factor2 at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the SERP at the discretion of the Committee. Mr. Pollock and Roberts both have prior service that was not recognized. For purposes of determining the amount of benefits payable under the SERP, credited service is capped at 20 years.

[2]	The lump sum values shown for Messrs. Pollock, Peninger, Mergelmeyer, Schwartz and Roberts are based on December monthly bond segment rates of 2.35% for years 0-5, 5.65% for year 5-20 and 6.45% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA. The lump sum value shown for Ms. Silvester is based on actual benefits expected to be paid on January 1, 2010.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”), which provides for the deferral of compensation on a basis that is not tax-qualified. The Assurant Investment Plan (the “AIP”) and the American Security Insurance Company Investment Plan (the “ASIC Plan”) were frozen in December 2004. The Assurant Executive 401(k) Plan (the “Executive 401(k) Plan”) is a nonqualified defined contribution plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

for Fiscal Year 2009

Name	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY1,2 ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE[1] ($)
(a)		(b)		(c)		(d)	(e)	(f)
Robert B. Pollock	ADC Plan	327,750		0	[3]	291,460	0	2,336,834
	AIP	0	[4]	0	[4]	6,959	279,224	0
	Executive 401(k) Plan	0	[4]	164,062		236,204	0	1,417,782
	TOTAL	327,750		164,062		534,623	279,224	3,754,616
Michael J. Peninger	ADC Plan	0		0	[3]	0	0	0
	AIP	0	[4]	0	[4]	83,714	1,035,288	0
	Executive 401(k) Plan	0	[4]	85,050		1,908	0	480,010
	TOTAL	0		85,050		85,622	1,035,288	480,010
Gene E. Mergelmeyer	ADC Plan	380,000		0	[3]	65,161	0	1,285,285
	ASIC	0	[4]	0	[4]	30,549	0	562,396
	Executive 401(k) Plan	0	[4]	72,649		3,732	0	337,610
	TOTAL	380,000		72,649		99,442	0	2,185,291
John S. Roberts	ADC Plan	0		0	[3]	0	0	0
	AIP	0	[4]	0	[4]	0	0	0
	Executive 401(k) Plan	0	[4]	60,566		33,024	0	179,510
	TOTAL	0		60,566		33,024	0	179,510
Bart R. Schwartz	ADC Plan	0		0	[3]	0	0	0
	AIP	0	[4]	0	[4]	0	0	0
	Executive 401(k) Plan	0	[4]	6,183		0	0	6,183
	TOTAL	0		6,183		0	0	6,183
Philip Bruce Camacho	ADC Plan	0		0	[3]	0	0	0
	AIP	0	[4]	0	[4]	0	0	0
	Executive 401(k) Plan	0	[4]	0		1,685	457,053	0
	TOTAL	0		0		1,685	457,053	0
Lesley G. Silvester	ADC Plan	0		0	[3]	18,458	240,282	496,380
	AIP	0	[4]	0	[4]	0	0	0
	Executive 401(k) Plan	0	[4]	192,972		125,225	281,297	506,724
	TOTAL	0		192,972		143,683	521,579	1,003,104

[1]

The amounts in column (c) for Company contributions to the Executive 401(k) Plan were reported as compensation in the last completed fiscal year in the “All Other Compensation” column of the Summary Compensation Table as follows:

for Mr. Pollock, $164,062; for Mr. Peninger, $85,050; for Mr. Mergelmeyer, $72,649; for Mr. Roberts, $60,566; for Mr. Schwartz , $6,183; and for Ms. Silvester, $192,972.

The NEOs’ aggregate earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, ASIC Plan and AIP, as applicable, represent the capital gains or losses on investments in publicly available mutual funds, interest and dividends held in the plans during 2009. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent capital gains or losses, interest and dividends on the aggregate balance during 2009. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

The amounts in column (f) are as follows:

For the ADC Plan, the following amounts that are included in column (f) were also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the 2007 and 2008 fiscal years, as applicable: for Mr. Pollock, $237,575 for 2007 and $327,750 for 2008; for Mr. Mergelmeyer, $380,000 for 2008; and for Ms. Silvester, $347,225 for 2007.

For the AIP or ASIC Plan, no contributions could have been made during fiscal year 2009 since both plans have been frozen since December 2004.

The following amounts of Company contributions to the Executive 401(k) Plan that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2007 and 2008 fiscal years, as applicable: for Mr. Pollock, $138,463 for 2007 and $105,834 for 2008; for Mr. Peninger, $80,275 for 2007 and $71,960 for 2008; for Mr. Camacho, $101,956 for 2007 and $28,351 for 2008; for Ms. Silvester, $65,422 for 2007 and $74,949 for 2008; and for Mr. Mergelmeyer, $57,492 for 2008.

[2]

The Executive 401(k) Plan amounts reported in this column reflect Company contributions to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that were made in February 2010.

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]

Since the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2009. The Executive 401(k) Plan does not provide for participant contributions.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Benefits under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and deferred amounts and any notional earning or losses are notionally credited to a deemed investment account. Currently, the Company does not provide any above market earnings or preferential earnings to the participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator As a result of IRC Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP and the ASIC Plan

Prior to the establishment of the ADC Plan in 2005, the NEOs (except Mr. Mergelmeyer) were eligible to participate in the AIP and Mr. Mergelmeyer was eligible to participate in the ASIC Plan. The AIP and the ASIC Plan provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The AIP and the ASIC Plan were both frozen in December 2004. Since then, participants have been able to withdraw from the AIP and the ASIC Plan, as applicable, and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Company makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC limit (which was $245,000 for 2009). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. Currently, the Company does not provide any above market earnings or preferential earnings to the participants. For the NEOs, eligibility for retirement under the Executive 401(k) Plan is based upon reaching age 55 and completing ten years of service. Mr. Pollock meets the retirement criteria under this plan. Please see footnote 6 to the Summary Compensation Table on page 28, above, for quantification of Company contributions to the Executive 401(k) Plan in 2009.

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. All of the NEOs, except for Mr. Schwartz, are currently 100% vested in their Executive 401(k) Plan benefit.

Potential Payments Upon Termination or Change of Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2009. No information is provided with respect to Mr. Camacho or Ms. Silvester because neither was serving as an NEO on December 31, 2009.

Potential Payments Upon Termination or Change of Control Table

Name	Payout if Terminates Voluntarily 12/31/09 (Not Retirement)[1]	Payout if Terminates Voluntarily 12/31/09 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/09[2]	Payout if Terminated Upon Change of Control 12/31/09		Payout if Terminated Upon Death 12/31/09	Payout if Terminated Upon Disability 12/31/09
	(a)	(b)	(c)	(d)		(e)	(f)
Robert B. Pollock
STIP Award	—	$0	$0	$712,500		$0	$0
Long-Term Equity Awards[3]	—	$0	$959,928	$3,718,784		$1,098,955	$1,098,955
Executive Pension Plan[4]	—	$390,115	$390,115	$390,115		$358,906	$390,115
SERP[5]	—	$11,146,960	$11,146,960	$13,718,215	[6]	$11,237,923	$11,146,960
Executive 401(k) Plan[7]	—	$1,417,782	$1,417,782	$1,417,782		$1,417,782	$1,417,782
Welfare Benefit Lump Sum[8]	—	$0	$0	$34,861		$0	$0
Severance	—	$0	$0	$7,125,000		$0	$0
Outplacement	—	$0	$0	$30,000	[9]	$0	$0
Gross Up on Excise Tax	—	—	—	$0	[10]	—	—
TOTAL	—	$12,954,857	$13,914,785	$27,147,257		$14,113,566	$14,053,812
Michael J. Peninger
STIP Award	$0	—	$0	$200,000		$0	$0
Long-Term Equity Awards[3]	$0	—	$303,113	$1,392,576		$359,862	$359,862
Executive Pension Plan[4]	$320,563	—	$320,563	$320,563		$296,200	$320,563
SERP[5]	$3,436,900	—	$3,436,900	$4,397,646	[6]	$3,675,831	$3,436,900
Executive 401(k) Plan[7]	$480,010	—	$480,010	$480,010		$480,010	$480,010
Welfare Benefit Lump Sum[8]	$0	—	$0	$33,844		$0	$0
Severance	$0	—	$0	$2,700,000		$0	$0
Outplacement	$0	—	$0	$30,000	[9]	$0	$0
Gross Up on Excise Tax	—	—	—	$0	[10]	—	—
TOTAL	$4,237,473	—	$4,540,586	$9,554,639		$4,811,903	$4,597,335
Gene E. Mergelmeyer
STIP Award	$0	—	$0	$200,000		$0	$0
Long-Term Equity Awards[3]	$0	—	$312,930	$312,930	[11]	$487,010	$487,010
Executive Pension Plan[4]	$143,053	—	$143,053	$143,053		$130,936	$143,053
SERP[5]	$0	—	$0	$2,337,984	[6]	$1,513,160	$1,513,160
Executive 401(k) Plan[7]	$337,610	—	$337,610	$337,610		$337,610	$337,610
Welfare Benefit Lump Sum[8]	$0	—	$0	$30,825		$0	$0
Severance	$0	—	$0	$2,700,000		$0	$0
Outplacement	$0	—	$0	$30,000	[9]	$0	$0
Gross Up on Excise Tax	—	—	—	$2,074,174	[10]	—	—
TOTAL	$480,663	—	$793,593	$8,166,576		$2,468,716	$2,480,833

Name	Payout if Terminates Voluntarily 12/31/09 (Not Retirement)[1]		Payout if Terminates Voluntarily 12/31/09 (Retirement)[1]		Payout if Terminated Involuntarily 12/31/09[2]		Payout if Terminated Upon Change of Control 12/31/09		Payout if Terminated Upon Death 12/31/09	Payout if Terminated Upon Disability 12/31/09
	(a)		(b)		(c)		(d)		(e)	(f)
John S. Roberts
STIP Award	$0		—		$0		$200,000		$0	$0
Long-Term Equity Awards[3]	$0		—		$303,113		$303,113	[11]	$346,950	$346,950
Executive Pension Plan[4]	$15,284		—		$15,284		$15,284		$15,284	$15,284
SERP[5]	$0		—		$0		$982,417	[6]	$269,664	$269,664
Executive 401(k) Plan[7]	$179,510		—		$179,510		$179,510		$179,510	$179,510
Welfare Benefit Lump Sum[8]	$0		—		$0		$15,377		$0	$0
Severance	$0		—		$0		$2,700,000		$0	$0
Outplacement	$0		—		$0		$30,000	[9]	$0	$0
Gross Up on Excise Tax	—		—		—		$1,895,146	[10]	—	—
TOTAL	$194,794		—		$497,907		$6,320,847		$811,408	$811,408
Bart R. Schwartz
STIP Award	$0		—		$0		$200,000		$0	$0
Long-Term Equity Awards[3]	$0		—		$308,037		$1,518,692		$401,488	$401,488
Executive Pension Plan[4]	$0	[12]	—	[12]	$0	[12]	$0	[12]	$21,450	$21,450
SERP[5]	$0		—		$0		$943,088	[7]	$141,759	$141,759
Executive 401(k) Plan[7]	$0	[12]	—	[12]	$0	[12]	$0	[12]	$6,183	$6,183
Welfare Benefit Lump Sum[8]	$0		—		$0		$29,998		$0	$0
Severance	$0		—		$0		$2,700,000		$0	$0
Outplacement	$0		—		$0		$30,000	[9]	$0	$0
Gross Up on Excise Tax	—		—		—		$2,335,692	[10]	—	—
TOTAL	$0		—		$308,037		$7,757,470		$570,880	$570,880

[1]

As of December 31, 2009, Mr. Pollock met the requirements to be considered “retired” by the Company (age 55 with 10 years of service). Therefore, if Mr. Pollock were to terminate voluntarily, it would be considered a retirement and therefore, column (a) “Payout if Terminated Voluntarily (Not Retirement)” is not applicable to Mr. Pollock. Since none of the other NEOs qualify for retirement, the column entitled “Payout if Terminated Voluntarily (Retirement)” is not applicable to them.

[2]

The values in this column reflect involuntary termination not for cause. In the event of involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting of their ALTEIP awards.

[3]

These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2009 based on the closing stock price of $29.48. These amounts also reflect accelerated vesting in the event of a change of control (with the exception of Mergelmeyer and Roberts) and pro-rata vesting in the event of death or disability. Pro-rata vesting in the event of retirement only applies to awards granted prior to 2007. PSU amounts are computed based on the achievement of target level performance for each award.

[4]	Executive Pension Plan benefits are payable only as a lump sum payment as soon as administratively feasible following termination.

[5]	SERP payments are all shown as the present value of the retirement benefit.

[6]

Upon a change of control (under the SERP), participants are granted three additional years of benefit service (capped at 20 years) and are considered three years older. The amounts in this column represent the present value of the SERP benefit under these conditions.

[7]

This amount includes the Company contribution to the Executive 401(k) Plan which was made in February 2010 since that amount would have been payable to an NEO if he or she terminated on December 31, 2009.

[8]

This represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2009 for 18 months based on the individual’s benefit election (in accordance with IRC Section 409A).

[9]	This represents the Company’s best estimate of the costs of outplacement services for an NEO.

[10]	The gross-up on excise tax was eliminated as of February 1, 2010.

[11]

The numbers in column (d) for Mr. Messrs. Mergelmeyer and Roberts are based on a hypothetical change of control of Assurant Specialty Property and Assurant Employee Benefits, respectively. Vesting of awards under the ALTEIP would be pro-rated based on the treatment of this event as an involuntary termination.

[12]

Mr. Schwartz has not vested under the Executive Pension Plan and the Executive 401(k) Plan. As of December 31, 2009, Mr. Schwartz has accrued $21,450 under the Executive Pension Plan and $6,183 under the Executive 401(k) Plan.

Narrative to the Potential Payments Upon Termination or Change of Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled “Narrative to the Pension Benefits Table” on page 36. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 40. Additional information on the ALTEIP is described in the CD&A and the section entitled “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 30.

Treatment of Annual Incentive Awards

Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.

Accelerated and Pro-rated Vesting of Equity Awards

In the event of a change of control, restricted stock, SARs and RSUs vest in full. PSUs vest (a) at the target performance level, if a change of control occurs in the year in which the award is granted or (b) based on the greater of actual performance through the time of the change of control or the target performance level, if a change of control occurs after the year in which the award is granted.

Upon a termination due to death or disability, SARs, restricted stock, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Pro-rata vesting upon retirement is discretionary for restricted stock and SAR awards. RSUs and PSUs vest in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. Unvested SARs and restricted stock are forfeited in the event of a voluntary or involuntary termination.

The SERP

Messrs. Pollock and Peninger are 100% vested in their SERP benefit. Mr. Mergelmeyer, Mr. Roberts and Mr. Schwartz are 0% vested in their SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs have attained normal retirement age under the SERP as of December 31, 2009; therefore, if they terminated employment, their SERP benefit would have been actuarially reduced to their respective ages.

If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant’s termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability, (ii) a participant will forfeit any remaining benefit in the event he or she is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

As of December 31, 2009, for grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), in the event of termination, Mr. Pollock had elected to take his SERP benefit at age 60 in the form of a 100% joint and survivor annuity. Mr. Peninger had elected to take his SERP benefit in the form of a 100% joint and survivor annuity as soon as practicable following termination and in accordance with IRC Section 409A. In the event of death, Messrs. Pollock and Peninger have elected single lump sum payments. Messrs. Mergelmeyer, Roberts and Schwartz do not have a grandfathered benefit earned and vested as of December 31, 2004. For all of the NEOs, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

Change of Control Agreements

The Company is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause (as defined in the COC Agreements) or disability (as defined in the COC Agreements), or by the executive for good reason (as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive’s execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target ESTIP Award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

The following provision was effective in 2009, but was eliminated for members of the Management Committee in February 2010, as described above in the section entitled “CD&A—Benefits and Perquisites” on page 22, above. In the event that an executive were subject to an excise tax under IRC Section 4999, the executive would have been entitled to receive an additional payment such that the executive is placed in the same after-tax position as if no excise tax had been imposed. However, if the executive’s change of control payments exceeded the maximum amount that the executive could have received without being subject to the tax by five percent or less, then the executive would not have received the gross-up payment and instead the executive’s change of control payments would have been reduced to the maximum amount that the executive could have received without being subject to the tax. This would have been the case for Messrs. Pollock and Peninger, as reflected in the above table.

Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive is entitled.

Definition of “Change of Control”. For purposes of the agreements, change of control is defined to mean:

•

a change in a majority of the Company’s Board of Directors (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•

an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;

•	stockholder approval of a complete liquidation or dissolution of the Company; or

•

for the NEOs who are officers of an operating division of the Company only (Messrs. Mergelmeyer and Roberts), the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to the Company’s stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive’s employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive’s employment is terminated by the Company for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive’s employment.

Amounts Previously Earned and Payable Regardless of Termination or Change of Control

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP, ASIC Plan and/or ADC Plan. The vested and unexercised SARs amounts below assume a vesting date of December 31, 2009, an exercise date of December 31, 2009 and a base price of $29.48.

The following amounts would have been available on December 31, 2009 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Pollock, $2,454,591 in vested and unexercised SARs, and $2,336,834 from the ADC Plan; for Mr. Peninger, $632,646 in vested and unexercised SARs; for Mr. Mergelmeyer, $60,361 in vested and unexercised SARs, $562,396 from the ASIC Plan, and $1,285,285 from the ADC Plan.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of Assurant for all services in all capacities during the fiscal year ended December 31, 2009. Mr. Pollock is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director.

Director Compensation Table for Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[2]		Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[6]	Total ($)

(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)
Robert J. Blendon[1]	77,500		80,001		—	0	—	1,594	159,095
Beth L. Bronner	92,500		80,001		—	0	—	1,594	174,095
Howard L. Carver	100,000		80,001		—	0	—	4,094	184,095
Juan N. Cento	86,750		80,001		—	0	—	1,594	168,345
Allen R. Freedman	84,000	[3]	80,001		—	0	—	4,094	168,095
Lawrence V. Jackson	33,161		80,024		—	0	—	3,498	116,683
David B. Kelso	96,000		80,001		—	0	—	4,094	180,095
Charles John Koch	86,250		80,001		—	0	—	1,594	167,845
H. Carroll Mackin	96,500	[4]	80,001		—	0	—	3,994	180,495
John M. Palms	111,599		105,020	[5]	—	0	—	69,593	286,212
Elaine D. Rosen	52,875		80,001		—	0	—	4,094	136,970

[1]	Dr. Blendon served as a director and Chair of the Nominating and Corporate Governance Committee until March 19, 2010, when he resigned for personal reasons.

[2]	The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718.

The grant date fair value of the stock awards granted in 2009 equals the amount disclosed in column (c). The awards will vest one-third on the date immediately preceding the date of the annual meetings of the Company’s stockholders, but in no event later than July 1, for each year the participant remains an active non-employee Director with Assurant over a three-year award cycle. Mr. Jackson was elected to the Board on July 1, 2009 and received a stock grant which will vest in three equal annual installments on each of the first three anniversaries of the grant date.

As of December 31, 2009, the directors held the following aggregate number of unvested RSUs granted during 2009. These awards will vest one-third on the date immediately preceding the date of the annual meetings of the Company’s stockholders, but in no event later than July 1, for each year the participant remains an active non-employee Director with Assurant over a three-year award cycle: for Dr. Blendon, Messrs. Carver, Cento, Freedman, Kelso, Koch and Mackin, Ms. Bronner and Ms. Rosen, 3,543 RSUs; for Dr. Palms, 4,651 RSUs; and for Mr. Jackson, 3,326 RSUs.

As of December 31, 2009, the directors held the following aggregate number of outstanding stock awards subject to a five-year holding period under the Directors Compensation Plan: for Dr. Blendon, Dr. Palms, Messrs. Carver, Freedman and Mackin and Ms. Bronner, 4,827 shares of Common Stock; for Mr. Cento,

3,124 shares of Common Stock; for Mr. Kelso, 1,897 shares of Common Stock and for Mr. Koch, 4,700 shares of Common Stock. Dr. Palms also holds 2,013 shares of Common Stock awarded under the Assurant, Inc. 2004 Long-Term Incentive Plan and subject to a five-year holding period.

[3]	There were no option awards granted in 2009.

As of December 31, 2009, the directors held the following aggregate number of outstanding SAR awards subject to a five-year holding period under the Directors Compensation Plan: for Dr. Blendon, Dr. Palms, Messrs. Carver, Freedman and Mackin and Ms. Bronner, 4,827 SARs; for Mr. Cento, 3,124 SARs; for Mr. Kelso, 1,897 SARs and for Mr. Koch, 4,700 SARs.

As of December 31, 2009, each of Dr. Blendon, Dr. Palms, Messrs. Carver, Freedman and Mackin and Ms. Bronner held an aggregate of 1,591 outstanding SAR awards subject to a ten-year holding period under the Directors Compensation Plan.

[4]

This amount includes fees paid to each of Messrs. Freedman and Mackin in 2009 for service on the Board of Directors of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company.

[5]	This amount includes RSUs having a fair market value of $25,019 awarded to Dr. Palms in recognition of his significant role as Chairman.

[6]

Amounts in this column include the dollar value of dividend equivalents paid in 2009 on unvested RSUs that were not factored into the grant date fair value reported in column (c). Additionally, the amount reflected in this column for Dr. Palms is comprised of a special award of $67,500 in recognition of his significant role as Chairman.

Amounts in column (g) also include charitable contributions made by the Company during 2009 to eligible institutions under the Assurant Foundation gift matching program, which matches up to $2,500 per year in charitable contributions made by directors and eligible employees. During 2009, the Company made matching contributions of $2,500 on behalf of Messrs. Carver, Freedman, Jackson and Kelso and Ms. Rosen; and a matching contribution of $2,400 on behalf of Mr. Mackin.

Narrative to the Director Compensation Table

The following is a brief description of our director compensation program and the information reported in the Directors Compensation Table.

Fees Earned or Paid in Cash

The Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”), provides for payment of an annual retainer to non-management directors of $40,000, payable in cash quarterly. Additional annual retainers are paid to the Chairman of the Board of Directors and committee members and Chairpersons as follows: Chairman of the Board of Directors: $7,500; Audit Committee: member $10,000, Chairperson $25,000; Compensation Committee: member $3,750, Chairperson $7,500; Corporate Governance and Nominating Committee: member $2,500, Chairperson $5,000; and Finance and Investment Committee: member $2,500, Chairperson $5,000. A pro-rated retainer is paid to any person who becomes a non-employee director other than by election at an annual meeting. The Directors Compensation Plan also provides for the payment of participation fees of $2,000 for each Board or Committee meeting attended and $500 for each Board or Committee conference call, but not more than $2,000 can be paid to a director for service on a single day. The Chairman of the Board of Directors or Chairperson of a committee may authorize the full meeting fee to be payable with respect to any extended conference call or any other special off-site meeting required as part of a director’s service. The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its Committees, and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred into the ADC Plan. The Company does not make any contributions or provide any preferential or above market earnings to the ADC Plan.

Restricted Stock Unit Awards

In addition to cash compensation, the Board of Directors has authorized that each non-employee director will receive, on the date he or she first becomes a non-employee director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $80,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $80,000.

Initial RSU grants vest in three equal annual installments on each of the first three anniversaries of the grant date, and annual RSU grants vest in three equal annual installments on the day immediately preceding the date of the annual meeting of stockholders in each of the three years following the grant date. All RSUs vest in full in the event of a change of control (as defined in the ALTEIP).

All Other Compensation

During 2009, non-employee directors were entitled to reimbursement for expenses related to financial and tax planning with a firm that is selected by the Company in an amount up to $5,000 annually. Effective January 1, 2010, this benefit was eliminated.

General

In addition to the amounts described above and in recognition of his significant contributions as Chairman of the Board, Dr. Palms received the following additional compensation: (i) a cash retainer of $67,500 paid in equal installments in the third and fourth quarters of 2009; and (ii) an award of RSUs having a fair market value of $25,019 issued pursuant to the ALTEIP and vesting in three equal annual installments on each of the first three anniversaries of the grant date.

Dr. Blendon resigned from the Board effective March 19, 2010. He did not receive any additional or special payments in connection with his departure.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows aggregate information, as of December 31, 2009, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[2]	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[3]
Equity Compensation Plans Approved by Security Holders	1,903,930	46.82	6,403,196
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,903,930	46.82	6,403,196

[1]

This amount reflects securities to be issued under outstanding awards of RSUs, PSUs and SARs. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 1,593,481.

[2]

This represents the weighted-average exercise price of total outstanding SARs as of December 31, 2009. Please see Footnote 18, “Stock Based Compensation—Stock Appreciation Rights”, of the 2009 Form 10-K for additional details regarding the weighted-average exercise price.

[3]

This amount is comprised of 3,902,796 securities available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 2,500,400 securities available for issuance under the ALTEIP.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

General Agency Relationship

James Hamm, the brother of Donald Hamm, an executive officer of the Company, is currently a general agent of Assurant Health, selling Assurant Health policies in several states. The terms of Mr. Hamm’s general agency agreement are the same as those afforded to other similarly situated general agents. Donald Hamm does not have day-to-day knowledge or involvement in the agency relationship. While the amount of premium remitted by James Hamm did not exceed $120,000 during 2009, the dollar value of premium remitted, or commission received, by Mr. Hamm in future years may exceed $120,000 per year. The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) approved this relationship between Assurant Health and Mr. Hamm in November 2009 in accordance with the Company’s Related Person Transaction Policy described further below.

Retirement Agreement

In July 1999, Allen Freedman, who was then our Chief Executive Officer, entered into a Retirement Agreement with the Company and Fortis relating to the payments and benefits provided to Mr. Freedman in connection with his retirement as Chief Executive Officer. The agreement provides that as of the date of Mr. Freedman’s retirement on July 31, 2000, Mr. Freedman would be fully vested in all amounts earned under a pre-existing long-term incentive plan. The amounts due to Mr. Freedman under the pre-existing long-term incentive plan were to be paid on the fifth anniversary of the date that Mr. Freedman ceased to serve as a member of the Board of Directors, provided that, with one year advance notice, Mr. Freedman could elect to have such funds paid in a single lump sum on the date he ceases to be a director, or in installments over the five-year period after he ceases to be a director. Pursuant to an election made by Mr. Freedman in February 2008 (which may be further modified with one year advance notice), the amounts due to Mr. Freedman will be paid in a single lump sum on the date he ceases to be a director. Mr. Freedman is up for re-election at the Annual Meeting.

On August 1, 2000, the Company entered into a trust agreement with Wachovia Bank, N.A. for the benefit of Mr. Freedman. The deferred amounts due to Mr. Freedman under the pre-existing long-term incentive plan were put into this trust for the benefit of Mr. Freedman during the deferral period. The trust was created to carry out the provisions of the Retirement Agreement and to hold assets contributed by us sufficient to fund our obligation to Mr. Freedman under the pre-existing long-term incentive plan. The amounts set aside in this trust have been used to pay premiums for a life insurance policy that covers Mr. Freedman, and as a result, the trust holds a receivable in the amount of the premium payments. A portion of the proceeds of this policy will be payable upon certain events to the trust to pay the receivable, with the remainder of the policy proceeds payable to Mr. Freedman or his beneficiaries. Until such time, the trust constitutes an unfunded arrangement, subject to the claims of our creditors in the event of insolvency. Aside from the potential claims of our creditors, Mr. Freedman and his beneficiaries have prior claim to the receivable held by the trust, and after it is repaid from any policy proceeds, a prior claim to those proceeds.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, the Nominating Committee adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding Common Stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy:

•

Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to determine whether it remains appropriate.

Procedures:

•

Prior to entering into a transaction, related persons must notify the Company’s law department of any potential related person transaction, as required by the Company’s Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.

•

If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable for the Company to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.

•

The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers, and any persons holding more than ten percent of our Common Stock and other equity securities are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the NYSE. They are also required to send copies of these reports to us. We are required, based solely on a review of forms filed pursuant to Section 16 of the Exchange Act, to report in this proxy statement any failure of our directors, executive officers and greater-than-10-percent beneficial owners to file by the relevant due date any of these reports during 2009. Based solely on our review of such forms, we believe that all such filing requirements were satisfied, except with respect to Mr. Roberts, who failed to timely report ten small acquisitions of Common Stock during 2007 and 2008 totaling approximately 11 shares, pursuant to a broker-administered dividend reinvestment plan. A Form 5 report disclosing these transactions was filed with the SEC on February 12, 2010.

CORPORATE GOVERNANCE

General

Composition of Board of Directors. The Board of Directors currently consists of eleven members: Dr. Palms (Non-Executive Chairman), Ms. Bronner, Messrs. Carver, Cento, Freedman, Jackson, Kelso, Koch, Mackin and Pollock and Ms. Rosen. Dr. Blendon resigned from the Board effective March 19, 2010.

Corporate Governance Guidelines. The Nominating and Corporate Governance Committee (the “Nominating Committee”) reviews our Corporate Governance Guidelines periodically to ensure they incorporate recent corporate governance developments and generally meet our corporate governance needs. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York, 10005.

2010 Corporate Governance Enhancements. As a reflection of the Board’s commitment to promoting effective corporate governance and active stockholder participation, the Company has included management proposals in this proxy statement to (i) implement a majority voting standard for uncontested director elections and (ii) declassify the Board. Please see Proposals Three and Four for further details.

Director Independence

The NYSE rules require that we have a majority of independent directors. The NYSE rules further provide that no director will qualify as “independent” unless the Board of Directors has affirmatively determined that the director has no material relationship with the Company and its subsidiaries either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Company has adopted categorical standards to assist in evaluating the independence of the Company’s directors. The categorical standards, entitled “Director Independence Standards”, are based on and in compliance with the NYSE independence standards and are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com .

Applying the Director Independence Standards, in March 2010, the Nominating Committee and the Board of Directors affirmatively determined that Dr. Palms, Ms. Bronner, Messrs. Carver, Cento, Jackson, Kelso, Koch, and Mackin and Ms. Rosen are independent of the Company and its management. (Dr. Blendon, who subsequently resigned, was also determined to be independent.) Therefore, 82% of the members of our current Board are independent, including three of the four Class III directors (Messrs. Carver and Cento and Ms. Rosen) who are currently up for re-election. In addition, it was determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria.

In conducting its annual director independence determination, the Board of Directors considered transactions that the Company engages in with companies in which our independent directors serve as officers or directors or have certain other relationships. Specifically, the Board of Directors considered the following ordinary course business transactions:

•

FedEx Corp. Mr. Cento is the President of the FedEx Express Latin American & Caribbean Division. The Company purchased shipping services from FedEx in the ordinary course of business on an arm’s length basis.

•

Other. The Company held in its investment portfolio equity and/or debt positions in companies with which our directors are affiliated. The Company had as clients, consultants or customers companies with which our directors are affiliated, and those relationships are on an arm’s length basis and in the normal course of business. The Assurant Foundation’s gift matching program has matched gifts made by directors to institutions with which they are affiliated. One independent director serves on the board of directors of a Company subsidiary.

Our Corporate Governance Guidelines state that if the Chairman of the Board is an independent director, then the Chairman shall serve as the presiding director. Dr. Palms, the independent Chairman of the Board, is the presiding director. The Board has not needed to affirmatively designate Dr. Palms as presiding director. As presiding director, Dr. Palms chairs the executive sessions of the Board.

Board Leadership Structure and Role in Risk Oversight

In line with corporate governance best practices and the interests of shareholders, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. Additionally, each of the Board committees is chaired by an independent director.

The Company has made effective risk management a key ongoing corporate objective. Based on the recommendation of the Management Committee, the Compensation Committee identified the achievement of specified goals related to enterprise risk management as components of the annual incentive plan targets for executives in 2009 and 2010.

As a specialty insurance company, Assurant faces risks that could have a material adverse effect on its business, financial condition and results of operations. For detailed information on these risks, please see the section entitled “Risk Factors” in the 2009 Form 10-K. Because the risks faced by the Company span a wide variety of disciplines, both senior management and the Board are involved in oversight of the Company’s risk management policies and practices. As described below and consistent with their charters, the committees of the Board oversee risk management in specific areas. As appropriate, the committees of the Board also convene joint meetings and regularly discuss issues with the entire Board.

The Company’s risk management activities are coordinated by the Enterprise Risk Management Committee (the “ERMC”), which includes managers from across the Company with knowledge of the Company’s business activities. The ERMC develops risk assessment and risk management policies, facilitates reporting and prioritizing in the assessment of risk, and coordinates with the Company’s Business Unit Risk Committees, Risk and Advisory Services department, and other corporate committees and departments charged with functions related to risk management. The ERMC reports regularly to the Chief Executive Officer and presents its work periodically both to the Board and to the Audit Committee. The ERMC also provides its meeting minutes to the full Board regularly for its review. During 2009, the Audit Committee, with the assistance of an independent consultant, conducted a review and evaluation of the Company’s enterprise risk management structure and made recommendations for enhancements.

The Audit Committee focuses on risks relating to the Company’s financial reporting, legal compliance, ethics and fraud deterrence, and internal controls and procedures. The Audit Committee regularly reviews the Company’s financial statements and public disclosures, receives updates from corporate committees focused on the aforementioned risk areas, discusses the Company’s risk assessment and risk management guidelines and reviews the effectiveness of the Company’s internal control environment and compliance program. The Company has structured its internal reporting relationships such that the Senior Vice President of Risk and Advisory Services, who oversees the Company’s internal audit function, reports directly to the Chair of the Audit Committee as well as to the Executive Vice President and Chief Legal Officer.

The Finance and Investment Committee (the “Finance Committee”) focuses on risks related to the Company’s investment, financing and capital management activities. The Committee regularly reviews risks, policies, strategies and outcomes in the aforementioned areas with the Treasurer and Chief Investment Officer. The Committee also periodically reviews the Company’s property catastrophe reinsurance program, which addresses a key source of risk in the Company’s Specialty Property business segment.

The Compensation Committee focuses on risks in areas such as executive retention and compensation plan design. The Compensation Committee, with the assistance of Towers Watson, has undertaken a risk review of the

Company’s compensation plans, policies and practices for all employees, including the Company’s executive officers. In the course of this review, the Compensation Committee did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating Committee oversees the management of risk in areas such as management and Board succession, as provided for in its charter.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of his or her duties. Our Corporate Governance Guidelines provide that each member of the Board of Directors is expected to attend not only Board and Committee meetings, but also our Annual Meeting of Stockholders, unless an emergency prevents him or her from doing so. Each of the directors attended our 2009 Annual Meeting of Stockholders (other than Mr. Jackson who was elected after the 2009 Annual Meeting). The Board of Directors held 11 meetings, in person or by telephone, during 2009. Six of these meetings were regularly scheduled meetings (five of which included executive sessions of the non-management directors, including one session consisting exclusively of the independent directors) and five were special meetings (including four meetings of the non-management directors). Mr. Pollock attended all Board meetings other than the four special meetings of the non-management directors (a total of 64% of all Board meetings held in 2009).

Our Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Finance Committee.

The Nominating Committee held 8 meetings in 2009.

The Audit Committee held 15 meetings in 2009.

The Compensation Committee held 11 meetings in 2009.

The Finance Committee held 7 meetings in 2009.

Nominating and Corporate Governance Committee

The Nominating Committee, as discussed in detail in the Nominating and Corporate Governance Committee Charter, sets guidelines for corporate governance and monitors our governance to assure that we have a corporate governance program that is in line with best practices. Specifically, the Nominating Committee reviews and recommends to the Board of Directors, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board of Directors and matters relating to the performance, diversity and independence of Board members. As part of our policy on director nominees, described below, certain criteria are taken into account in the evaluation of Board candidates. The Nominating Committee is authorized to and has in the past year used the services of a third-party executive search firm to identify candidates to be considered by the Nominating Committee for Board membership. The Nominating Committee communicates to the search firm the key criteria for each director candidate search and the search firm follows a disciplined process to identify and attract the best qualified candidates. The Nominating Committee will consider candidates for the Board of Directors that are recommended by our stockholders, as further discussed below in the section entitled “Consideration of Stockholder Candidates and Selection Criteria.” The Nominating Committee oversees and approves the management continuity and succession process. The Nominating Committee also oversees an annual independence analysis and evaluation of the Board and its committees. The Nominating Committee completed these annual processes in March 2010. The Nominating Committee currently consists of Ms. Bronner, Mr. Cento, Dr. Palms and Ms. Rosen, all of whom the Board has determined to be independent. Dr. Blendon, who previously served as Chairman of this committee, until March 19, 2010, was also determined to be independent. Dr. Palms was elected Chairman of the Nominating Committee following Dr. Blendon’s resignation.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board of Directors at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board of Directors must submit such recommendation in writing to the Corporate Secretary of Assurant, c/o the Law Department. In accordance with our Bylaws, the stockholder must deliver the notice not less than ninety days or more than one hundred twenty days prior to the first anniversary date of the preceding year’s annual meeting. A stockholder may also present a proposal, including a proposal for the nomination of a director, at an annual meeting if it is in compliance with Rule 14a-8 under the Exchange Act and if such stockholder’s proposal has been included in a proxy statement that has been prepared by us to solicit proxies for our annual meeting. We did not receive any stockholder nominations of persons for election to the Board of Directors in connection with the 2010 Annual Meeting.

All stockholder recommendations to the Nominating Committee of candidates for nomination for election to our Board must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require in determining the eligibility of such proposed nominee to serve as a director of the Company.

The Nominating Committee will consider prospective nominees for the Board of Directors, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board of Directors, to fill vacancies or to expand the size of the Board of Directors, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board of Directors’ slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that the Nominating Committee may from time to time deem appropriate, including the current composition of the Board of Directors.

The Nominating Committee also has a Policy on the Selection of Candidates for the Board of Directors (the “Candidate Policy”). The Candidate Policy states that, except for the Company’s Board, a candidate should not serve on the same board of directors on which another director also serves, and a candidate should not serve on another board of directors on which an officer of the Company also serves as a member. The Candidate Policy also provides that, absent special circumstances, if the candidate is a sitting chief executive officer, he or she may not serve on more than a total of two public company boards (including the Company’s Board) and, if the candidate is not a sitting chief executive officer, he or she may not serve on more than a total of three public company boards (including the Company’s Board). The Candidate Policy also sets forth requirements with regard to public company board service and job experience, as well as emphasizes the promotion of diversity among the Board members. Similarly, the Nominating Committee’s charter sets forth its responsibility to make recommendations to the Board regarding diversity among director candidates.

Audit Committee

The Audit Committee’s purpose, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board of Directors in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to review and approve reports and other financial information provided by us to our stockholders and others. Currently, the Audit Committee consists of Messrs. Carver, Kelso and Mackin and Ms. Rosen. Dr. Palms served on the Audit Committee until March 2010, at which time Ms. Rosen was appointed to this committee. The Chairman of the Audit Committee is Mr. Carver. The Board of Directors has determined that all four members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act.

Audit Committee Financial Expert

Pursuant to the applicable rules of the SEC, the Board of Directors undertook a review of the qualifications and expertise of the Audit Committee members in March 2010. The Board of Directors has determined that all four members of the Audit Committee are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Messrs. Carver and Kelso have been designated as “audit committee financial experts” and each of them meets the criteria for an “audit committee financial expert” set out in SEC Regulation S-K, Item 407(d)(5).

Compensation Committee

The Compensation Committee is currently composed of Ms. Bronner, Messrs. Cento, Jackson and Koch and Dr. Palms. Ms. Bronner is the Chairperson. Dr. Palms served on the Compensation Committee until July 2009 and rejoined this Committee in March 2010. Mr. Jackson joined this Committee in July 2009. Each of Ms. Bronner, Messrs. Cento, Jackson and Koch and Dr. Palms is an independent director and satisfies the requirements of Section 16 of the Exchange Act and IRC Section 162(m).

The Compensation Committee, as discussed in detail in the Compensation Committee Charter, establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board of Directors in the discharge of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee’s responsibility to establish and review the overall compensation philosophy of the Company includes the following duties:

•	Review and approve corporate goals and objectives relevant to CEO compensation, including annual performance objectives.

•	Evaluate the performance of the CEO in light of such goals and objectives and review and approve the compensation package of the CEO.

•	Annually review and approve non-CEO executive officer compensation (including annual performance objectives) after having received and considered the recommendations of the CEO.

•	In connection with executive compensation programs:

Review and recommend to the full Board, or approve, executive compensation programs;

Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

Establish and periodically review policies for the administration of executive compensation programs; and

Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

•	Establish and periodically review policies in the area of senior management perquisites.

•

Review and make recommendations to the full Board or approve any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts and severance or termination arrangements.

•	Review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans that are subject to Board approval.

•	Review and approve all awards granted under the Company’s equity-based incentive plans, to the extent not otherwise delegated.

•	Review stock ownership guidelines for the Board of Directors and certain officers.

•	Review the effects of employee pension, profit sharing and benefit plan strategies.

•	Perform a review and evaluation, at least annually, of its own performance.

The Compensation Committee may delegate any or all of the responsibilities listed above to a subcommittee of the Compensation Committee. The Compensation Committee may retain compensation and benefits consultants to provide independent advice.

Role of Independent Compensation Consultant

In 2007, the Compensation Committee engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, stock economics and other relevant market practices and trends with respect to the compensation provided to our executive officers and non-employee directors (as applicable). For more information on the role of Towers Watson in compensation recommendations and decisions, please see the section entitled “CD&A—Input from Independent Compensation Consultant” on page 14 above.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of Ms. Bronner (Chairperson), Messrs. Cento, Jackson and Koch and Dr. Palms. No member of the Compensation Committee is now, or was during 2009 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2009 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or Compensation Committee.

Communicating with the Presiding Director and the Board of Directors

To contact the presiding director and the other non-management members of the Board of Directors, interested persons may write to: Dr. John M. Palms, Chairman of the Board of Directors, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 or submit questions or concerns via email to the following address: boardchair@assurant.com.

Relevant communications are distributed to the Board of Directors, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings, and spam;

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.

In addition, material that is unduly hostile, threatening, illegal or unsuitable will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Code of Ethics

The Assurant Code of Ethics is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from our Code of Ethics that apply to our executive officers or directors at this location on our website.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in Assurant’s Proxy Statement and 2009 Annual Report on Form 10-K.

Compensation Committee1

Beth L. Bronner, Chairperson

Juan N. Cento

Lawrence V. Jackson

Charles John Koch

[1]	Although Dr. Palms served as a member of the Compensation Committee until July 2009, and was elected to this committee again in March 2010, he was not serving as a committee member at the time the Compensation Committee adopted this report.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is comprised of Messrs. Carver, Kelso and Mackin and Dr. Palms. Mr. Carver is the Chairman of the Audit Committee. As set forth in the Audit Committee Charter, the purpose of the Audit Committee is (1) to assist the Board of Directors in its oversight of (a) the Company’s quarterly and annual financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Independent Registered Public Accounting Firm’s qualifications and independence, and (d) the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to prepare this report.

The Audit Committee has discussed the audited consolidated financial statements for the fiscal year ended December 31, 2009 with PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm, and it also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence from Assurant, pursuant to applicable requirements of the PCAOB, has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP.

The Audit Committee has reviewed and discussed with management (1) the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2009; (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”), that the Company maintained effective internal control over financial reporting as of December 31, 2009 and (3) PricewaterhouseCoopers LLP’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009. In connection with that review, management represented to the Audit Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2009.

Based on the above materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Form 10-K.

The Audit Committee1

Howard L. Carver, Chairman

David B. Kelso

H. Carroll Mackin

John M. Palms

Fees of Principal Accountants

The Audit Committee, in its capacity as a committee of our Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chairman,

[1]	Although Ms. Rosen was elected to the Audit Committee in March 2010, she was not serving as a committee member at the time the Audit Committee adopted this report.

Mr. Carver, the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chairman must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or Chairman when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chairman when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our consolidated financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion given in connection with our consolidated financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2009 and 2008 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2009		Fiscal Year Ended December 31, 2008
Description of Fees	Amount (in thousands)	Percentage of Services Approved by Audit Committee	Amount (in thousands)	Percentage of Services Approved by Audit Committee
	(in thousands)
Audit Fees	$12,345	100%	$13,906	100%
Audit-Related Fees	915	100%	973	100%
Tax Fees	213	100%	85	100%
All Other Fees	39	100%	45	100%

The services for which the Company paid Audit Fees for the years ended December 31, 2009 and 2008 were for professional services rendered for the audits of our consolidated financial statements, statutory, foreign branches and subsidiary audits, issuance of comfort letters and Sarbanes-Oxley Act Section 404 compliance. The services for which the Company paid Audit-Related Fees for the years ended December 31, 2009 and 2008 were for benefit plan audits, due diligence services and agreed upon procedures. The services for which the Company paid Tax Fees for the years ended December 31, 2009 and 2008 were the provision of tax advice and tax assistance in connection with state and local tax credits. The services for which the Company paid All Other Fees for the years ended December 31, 2009 and 2008 were primarily related to software purchases and software licenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

We currently have eleven directors. Four of our current directors (Messrs. Carver, Cento and Freedman and Ms. Rosen) are nominees for re-election as directors at the Annual Meeting to serve until the 2013 Annual Meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason or an event the Board of Directors does not anticipate, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board of Directors to replace that nominee.

Director Nominees

The following persons have been nominated to serve as directors of Assurant in Class III:

Howard L. Carver, Director. Mr. Carver, age 65, has been a member of our Board of Directors since March 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young LLP in June 2002. Mr. Carver’s career at Ernst & Young LLP spanned five decades, beginning as an auditor and a financial consultant. He later became the Director of Insurance Operations in several Ernst & Young LLP offices, and served as Regional Director of Insurance Operations, Associate National Director of Insurance Operations, Co-Chairman of Ernst & Young’s International Insurance Committee and was a member of the Ernst & Young National Insurance Steering Committee. He currently is a director and has served on the Audit, Trust and Compliance Committees of StoneMor Partners LP (formerly Cornerstone Family Services) since August 2005. Until its sale in January 2007, he was a director and Chair of the Audit Committee of Open Solutions, Inc. Until March 2004, he was a director and chaired the Audit Committee of the Phoenix National Trust Company, a wholly owned subsidiary of the Phoenix Group. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and audit committees of several civic/charitable organizations. Mr. Carver’s extensive accounting and auditing expertise, fluency with the insurance industry and significant risk management experience gained from his public accounting and prior board experience, led the Board to conclude that Mr. Carver should serve as a director and as Chairman of the Audit Committee.

Juan N. Cento, Director. Mr. Cento, age 58, was elected to our Board of Directors in May 2006. Mr. Cento is the President of the Latin America & Caribbean Division of FedEx Express. Mr. Cento has more than 28 years of experience in the air cargo and express transportation industry. He previously worked with the Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is actively involved in several non-profit organizations. Between 2002 and 2004, he served as Chairman of the Board for the International Kids Fund, and currently serves on the Board of Directors of the Beacon Council (Florida’s Economic Development Agency). He is a member of the University of Miami International Advisory Board, and is part of the Board of Trustees for the Free Trade Area of The Americas (FTAA). Additionally, Mr. Cento was President of the Board of Directors for CLADEC (Latin American Conference of Express Companies) during the 2002-2004 and 2007-2009 terms. Mr. Cento brings international, strategic and operational perspectives to the Board and Compensation Committee from his service at a large public company operating in many of the same international markets as the Company. This breadth of experience led the Board to conclude that Mr. Cento should serve as a director.

Allen R. Freedman, Director. Mr. Freedman, age 70, has been a member of our Board of Directors since its inception in 1979. Mr. Freedman is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Freedman is currently the owner and principal of arfreedman&co, a private investor, and is the former Chairman and Chief Executive Officer of the Company, where he served as Chief Executive Officer until May 2000 and Chairman until his retirement in July 2000. In 1979, Mr. Freedman became the Company’s President and first employee, initiating the Company’s initial strategy and orchestrating its growth over the next 21 years. Beginning in 1978, he initiated and supervised most aspects of Assurant’s U.S. operations. Since his retirement as Chairman and Chief Executive Officer of the Company, he has served as a Director of StoneMor Partners LP (formerly Cornerstone Family Services) and as Chairman of its Audit Committee and a member of its Investment Committee. Until January 2007, he also served as Chairman of the Board of Directors of Indus International, Inc. Mr. Freedman also serves as Trustee of Eaton Vance Mutual Funds and is on the Board of Directors of the Association of Audit Committee Members, Inc. As former Chief Executive Officer and founder of the Company, Mr. Freedman’s historical knowledge of the Company’s operations and his leadership experience at the Company, together with his other board and financial services experience, enable him to provide risk management and strategic advice to the Board and Finance and Investment Committee.

Elaine D. Rosen, Director. Ms. Rosen, 57, was elected to our Board of Directors in February 2009. Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999. Ms. Rosen currently serves as Chair of the Board of Trustees of the Kresge Foundation, and also serves on the Boards of Directors of DownEast Energy Corporation; Kforce, Inc., where she is Chairperson of the Compensation Committee; and AAA Northern New England, where she is Chairperson of the Strategic Planning Committee. Ms. Rosen was volunteer chair of the capital campaign for Preble Street Resource Center, a collaborative for the homeless and low income community in Portland, Maine, and now serves Chair of its Board. She also serves as a Trustee of the Elmina B. Sewall Foundation and of the Foundation for Maine’s Community Colleges. Ms. Rosen’s extensive management and operational experience in the insurance industry and service on boards of large companies, together with her experience in governance of a major foundation led the Board to conclude that Ms. Rosen should serve as a director and member of the Nominating and Corporate Governance Committee.

Vote Required; Board Recommendation

According to our Bylaws, the affirmative vote by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be required to elect each of the director nominees.

The Board of Directors recommends that stockholders vote FOR each of the nominees presented above to serve until the 2013 Annual Meeting or until their successors are elected and have qualified.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2010. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at this meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2010. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

PROPOSAL THREE

AMENDMENT TO THE AMENDED AND RESTATED BYLAWS TO IMPLEMENT MAJORITY VOTING FOR UNCONTESTED ELECTIONS OF DIRECTORS

Section 1 of Article II of the Company’s Amended and Restated Bylaws (the “Bylaws”) currently provides that directors shall be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. Under a plurality vote, a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such votes constitute a majority and without regard to the number of “withheld” votes.

Our Board believes that active stockholder participation in the election of directors is important to the Company and to effective corporate governance. As part of its review of corporate governance matters, the Board is aware of the increasing concern within the stockholder community that a plurality voting standard for uncontested director elections is inconsistent with principles of good corporate governance. Accordingly, both the Board and the Nominating and Corporate Governance Committee have concluded that it is in the best interests of the Company’s stockholders to implement a majority voting standard for uncontested director elections.

Under a majority voting standard, each vote is specifically counted “for” or “against” the director’s election. An affirmative majority of the total number of votes cast “for” a director nominee will be required for election. Abstentions will have no effect in determining whether the required affirmative majority vote has been obtained. Director nominees in contested elections would continue to be elected by plurality vote. A contested election is one in which the number of director nominees exceeds the number of directors to be elected.

In addition to the implementation of a majority voting standard for uncontested director elections, the Bylaws would also be amended to delete certain obsolete references to Fortis Group.

The proposed amendments to the Bylaws are reflected in Exhibit A attached hereto.

If this proposal is approved by the requisite percentage of stockholders, the Bylaws will be amended and restated to reflect these changes.

Upon approval of this proposal by the stockholders, the Board will adopt an amendment to the Company’s Corporate Governance Guidelines providing that an incumbent director whose re-election was not approved by a majority of votes cast in an uncontested election must promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will consider any such resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. In making its recommendation, the Nominating and Corporate Governance Committee will consider all appropriate and relevant factors and alternatives. The Board, excluding the director in question, will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

Vote Required; Board Recommendation

The affirmative vote of the holders of at least two-thirds of the Company’s outstanding voting power entitled to vote generally in the election of directors is required for approval of this proposal.

The Board unanimously recommends that you vote FOR the approval of the proposed amendment to the Bylaws that implements a majority voting standard for uncontested director elections.

PROPOSAL FOUR

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS

The Company’s Restated Certificate of Incorporation (“Certificate”) and Amended and Restated Bylaws (the “Bylaws”) currently provide that the Board will be divided into three classes, as nearly equal in size as practicable, with one class to be elected by the stockholders every year.

While the Board believes that Board stability and continuity is a key factor in effective corporate governance, it is aware of the increasing demand in the stockholder community for annual election of directors. Accordingly, both the Board and the Nominating and Corporate Governance Committee have concluded that it is in the best interests of the Company’s stockholders to declassify the Board.

If this proposal is approved by the requisite percentage of stockholders, the entire Board would stand for re-election annually beginning with the 2011 Annual Meeting of Stockholders.

In addition to the amendments to the Certificate and Bylaws to declassify the Board, the Certificate would be amended to remove certain language on director removal that is governed by the Delaware Corporate Governance Law, and to delete certain obsolete references to Fortis Group.

The proposed Certificate of Amendment reflecting the amendments to the Certificate, and the proposed amendments to the Bylaws, are attached hereto as Exhibits B and C, respectively.

Assuming the requisite percentage of stockholders approve the amendments, the Company anticipates filing the Certificate of Amendment with the Delaware Secretary of State on the day following the Annual Meeting. Additionally, the Bylaws will be amended and restated to reflect these changes.

Vote Required; Board Recommendation

The affirmative vote of the holders of at least two-thirds of the Company’s outstanding voting power entitled to vote generally in the election of directors is required for approval of this proposal.

The Board unanimously recommends that you vote FOR the approval of the proposed amendments to the Certificate and Bylaws to declassify the Board.

PROPOSAL FIVE

AMENDMENT TO THE ASSURANT, INC. LONG TERM EQUITY INCENTIVE PLAN

Our Board of Directors has unanimously approved, upon the recommendation of the Compensation Committee, an amendment to the Assurant, Inc. Long Term Equity Incentive Plan (the “ALTEIP”) to increase the number of shares of our common stock that may be issued under the ALTEIP from 3,400,000 to [5,300,000].1 As of December 31, 2009, 2,500,400 shares remained available for issuance pursuant to the ALTEIP. The ALTEIP provides the Company with flexibility to issue restricted stock, unrestricted stock, restricted stock units, incentive and nonstatutory options, dividend equivalents and stock appreciation rights (“SARs”).

The proposed amendment does not modify the existing ALTEIP in any material respect other than to increase the number of shares available under the ALTEIP from 3,400,000 to [5,300,000]. We are requesting approval of an additional [1,900,000] shares to ensure that we may continue the long-term equity incentive component of our compensation program beyond 2010. For a discussion of the significance of long-term equity compensation to our overall executive compensation program, please see the section entitled “CD&A—Elements of Our Executive Compensation Program—Long Term Equity Incentive Compensation” beginning on page 20 of this proxy statement.

Summary of the Plan

The following description of the ALTEIP is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which, as proposed in its amended and restated form, is attached hereto as Exhibit D.

Purpose of the Plan

The purpose of the ALTEIP is to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide the Company with an equity plan that gives employees incentives directly linked to stockholder value.

Plan Administration

The ALTEIP is administered by the Compensation Committee of our Board of Directors (the “Committee”). The Committee has exclusive and final authority to administer and interpret the ALTEIP, including the power to:

•	determine eligibility for participation;

•	establish performance goals for each participant;

•	determine the types of awards to be granted to participants; and

•	interpret the terms and provisions of the ALTEIP and any award.

Any determination made by the Committee under the ALTEIP will be made in the sole discretion of the Committee, and such determinations will be final and binding on all persons.

Eligibility

The Committee, or its authorized delegate, may select any or all of the following individuals to be granted awards under the ALTEIP:

•	members of our Board of Directors;

•	officers of, employees of, and consultants to the Company or any of our subsidiaries or affiliates; and

[1]	Exact amount to be definitively determined as of March 26, 2010, the record date.

•	individuals who have accepted offers of employment or consultancy from the Company or any of our subsidiaries or affiliates.

As of February 22, 2010, the Company had approximately 452 employees, 10 officers and 11 directors who were eligible to participate in the ALTEIP.

Limits on Shares We May Issue Under the ALTEIP

The maximum number of shares of our Common Stock that may be issued pursuant to awards under the ALTEIP is 3,400,000. As of December 31, 2009, 2,500,400 shares remained available for issuance pursuant to the ALTEIP. The proposed amendment would increase the maximum number of shares of Common Stock available for issuance under ALTEIP to [5,300,000]. No individual participant may be granted, during any calendar year, awards covering more than 500,000 shares. Subject to stockholder approval of the proposed amendment, the maximum number of shares that may be issued pursuant to incentive stock options is [5,300,000].

The Committee is required or permitted to adjust these maximums, the exercise price of any award and the number of shares subject to awards under the ALTEIP, in certain specified circumstances such as stock splits, mergers, and other transactions. The Committee may also adjust performance goals in the event of unusual or recurring events and other extraordinary items, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), to fail to be exempt.

Shares underlying awards under the ALTEIP or the Assurant, Inc. 2004 Long-Term Incentive Plan that expire, or are forfeited or terminated without being exercised, do not count towards these share limits. In addition, shares withheld by us, or delivered to us to satisfy the exercise price or tax withholding obligations associated with an award, will not count towards these share limits.

Description of Available Awards

Under the ALTEIP, we may grant any of the following types of awards, or any combination or variation thereof:

•	Stock options;

•	Stock appreciation rights;

•	Restricted stock (and performance shares);

•	Unrestricted stock (and performance share units);

•	Restricted stock units; and

•	Dividend equivalents.

Stock Options. The ALTEIP enables the Committee to grant options to purchase our Common Stock at specified exercise prices to participants. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment.

Under the ALTEIP, the Committee determines the number of options to be granted to each participant. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be “incentive stock options” or “nonqualified stock options,” the duration of the options, the number of shares underlying the options, and any additional terms determined by the Committee.

The ALTEIP provides that the Committee may determine the exercise prices of options, but the exercise price of any option cannot be less than the fair market value of a share of our Common Stock on the date of grant. All options we grant under the ALTEIP expire no later than ten years from the date we grant them. Options (including options granted to our directors) are generally subject to a minimum vesting period of one year.

The methods of exercising an option granted under the ALTEIP are set forth in the ALTEIP, as are general rules governing when options may be exercised if a participant’s employment is terminated (see “Termination of Employment/Services” below). Stock options issued under the ALTEIP are nontransferable except by will or the laws of descent, except for “nonqualified options,” which will be transferable on terms set by the Committee. The granting of an option under the ALTEIP does not give the participant the rights of a stockholder; the participant gains those rights only after the option is exercised and the shares underlying the option are registered.

Stock Appreciation Rights. The ALTEIP also enables the Committee to grant awards of SARs to participants. A SAR entitles the participant to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of our Common Stock over the exercise price of the SAR.

The ALTEIP provides that the Committee may determine the exercise price of any SAR, but the exercise price cannot be less than the fair market value of a share of our Common Stock on the date the SAR is granted. Under the ALTEIP, we will be able to grant “tandem SARs,” which are SARs granted in conjunction with an option, and “free-standing SARs,” which are SARs not granted in conjunction with an option. “Free-standing SARs” are generally subject to the same minimum vesting period as options.

A “tandem SAR” may be granted on the same date as the related option, will be exercisable only at the time the related option is exercisable, and will have the same exercise price as the related option. When the related option is exercised or forfeited, the “tandem SAR” will terminate or be forfeited; and when the “tandem SAR” is exercised or forfeited, the related option will similarly terminate or be forfeited.

SARs we issue under the ALTEIP will be evidenced by an award agreement, which will specify the exercise price, the number of shares underlying the rights, and other limitations, terms, and conditions determined by the Committee. Upon exercise of a SAR, as provided in the award agreement we will be able to pay the amount due in a variety of ways, including by delivering shares of our Common Stock, cash, or a combination of stock and cash.

The methods of exercising a SAR under the ALTEIP are set forth in the ALTEIP, as are rules governing when SARs may be exercised if a participant’s employment is terminated (see “Termination of Employment/Services” below). SARs issued under the ALTEIP will not be transferable except by will or the laws of descent, except for “tandem SARs,” which will be transferable on terms set by the Committee.

Restricted Stock and Unrestricted Stock. The ALTEIP also enables the Committee to grant awards of restricted stock and unrestricted stock to participants. Unrestricted stock awards are shares of Common Stock that are not subject to conditions on grant, vesting, or transferability.

The ALTEIP allows the Committee to grant restricted stock with conditions on granting, transferability, or vesting based on continued service of the participant, the satisfaction of performance goals, or both. We refer to awards of restricted stock subject to grant, transferability, or vesting based on the satisfaction of performance goals as “performance shares.”

Generally, any award of restricted stock, including awards granted to members of the Board of Directors, will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance shares. An award of restricted stock may, however, vest in part on a pro-rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as restricted stock, unrestricted stock, and restricted stock units may be granted without regard to these limitations on vesting conditions.

Except for restrictions imposed by the Committee, a recipient of a grant of restricted stock or unrestricted stock has the rights of a stockholder with respect to the restricted stock or unrestricted stock, including the right to vote the stock and to receive all dividends and other distributions paid with respect to the restricted stock or unrestricted stock. During the restriction period set by the Committee with respect to restricted stock, however, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber shares of restricted stock.

Restricted Stock Units. The ALTEIP also enables the Committee to grant restricted stock units, which are awards representing the right to receive a specified number of shares of our Common Stock. The ALTEIP enables the Committee to issue restricted stock units without conditions, with conditions on granting or vesting based on continued service of the participant (“RSUs”), with conditions on granting or vesting based on the satisfaction of performance goals (“PSUs”), or with conditions based on both continued service and the satisfaction of performance goals.

For a description of RSU and PSU awards granted under the ALTEIP during 2009, including performance metrics applicable to 2009 PSU awards, please see the section entitled “CD&A—Elements of Our Executive Compensation Program—Long Term Equity Incentive Compensation” beginning on page 20 of this proxy statement.

Generally, any award of RSUs ,including awards granted to members of the Board of Directors, will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for PSUs. An award of RSUs may, however, vest in part on a pro-rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as restricted stock, unrestricted stock, and RSUs may be granted without regard to these limitations on vesting conditions.

Because RSUs and PSUs are not actual, issued shares of our Common Stock, recipients do not have the rights of a stockholder, but these awards may call for the payment of dividend equivalents (see “Dividend Equivalents” below). RSUs and PSUs may not be sold, transferred, pledged, or otherwise encumbered before they have vested. Awards that vest will be settled in cash or shares of our Common Stock, or a combination thereof, as determined by the Committee. Settlement will occur either at the time of vesting or on a deferred basis, as determined by the Committee or, if the Committee permits, by election of the recipient.

Dividend Equivalents. The ALTEIP also enables the Committee to grant awards of dividend equivalents. Dividend equivalents entitle the participant to receive payments equal to the dividends that would be payable with respect to shares of our Common Stock during a specified period, if the participant had owned the shares during that period.

The ALTEIP allows the Committee to grant dividend equivalents with respect to shares underlying an option or SAR (while the option or SAR is outstanding), the shares underlying an RSU or PSU, or a hypothetical number of shares, in the Committee’s sole discretion. We may settle dividend equivalents in cash, shares of our stock, or both, in the Committee’s discretion. Dividend equivalents may be made subject to the same vesting conditions as the conditions of any other award to which they relate, including vesting based on continued service, the satisfaction of performance goals, or both.

Performance Goals. As noted above, the ALTEIP authorizes the Committee to establish performance goals in connection with a grant of performance shares or PSUs. The Committee may also determine that performance shares or PSUs are intended to be exempt from the limits on deductibility under Section 162(m). In such cases, in order to meet the requirements for that exemption, the goals must be based on one or more of the following criteria, which are set forth in the ALTEIP: overall or selected sales growth; expense efficiency ratios (ratio of expenses to income); market share; customer service measures or indices; underwriting efficiency and/or quality; persistency factors; return on net assets; economic value added; stockholder value added; embedded value added; combined ratio; expense ratio; loss ratio; premiums; risk based capital; revenues; revenue growth; earnings (including earnings before taxes; earnings before interest and taxes; and earnings before interest, taxes, depreciation, and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income; net income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend-related returns); cost control; gross profit; net operating income; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core non-interest income; or change in working capital with respect to Assurant or any one or more of our subsidiaries, affiliates, or divisions, business units or business segments, either in absolute terms or relative to the performance or one or more other companies.

For a description of performance metrics applicable to 2009 PSU awards, please see the section entitled “CD&A—Elements of Our Executive Compensation Program—Long Term Equity Incentive Compensation” beginning on page 20 of this proxy statement.

Change of Control

Unless the Committee provides otherwise in an award agreement, upon a change of control (as defined in the ALTEIP), each award granted under the ALTEIP will immediately vest and become exercisable and transferable. In addition, upon a change of control any option or SAR held by a participant may be exercised until the third anniversary of the change of control, unless it is scheduled to expire before that time or the participant is terminated for cause (as defined in the ALTEIP). Finally, the Committee may make other adjustments that it deems appropriate in connection with a change of control, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) to fail to be exempt.

Termination of Employment/Services

Unless otherwise provided by the Committee in the award agreement, options and SARs granted under the ALTEIP are forfeited upon termination of employment, except:

•

if the participant is terminated for any reason other than death, disability, or retirement, or for cause (as defined in the ALTEIP), any option or SAR that is unvested on the date of termination is forfeited, and any option or SAR that is exercisable on the date of termination may be exercised until the earlier of (1) the 90th day following the termination of employment and (2) the expiration of the term of the option or SAR.

•

if the participant’s employment is terminated by reason of death, all options and SARs held by the participant will vest, and will be exercisable until the earlier of (1) the third anniversary of the date of death and (2) the expiration of the term of the option or SAR.

•	if the participant’s employment is terminated by reason of disability, all options and SARs held by the participant will vest, and be exercisable at any time until the expiration of the option or SAR.

•

if a participant’s employment is terminated by reason of retirement, all options or SARs held by the participant will vest, and be exercisable until the earlier of (1) the fifth anniversary of the termination of employment and (2) the expiration of the term of the option or SAR.

Effective Date; Term; Amendment to ALTEIP

The ALTEIP was effective as of May 15, 2008 and has a term of ten years. However, for any performance shares or performance units granted after our stockholder meeting in 2013 to be exempt from Section 162(m), we will have to seek re-approval of the performance goals discussed above in 2013.

Our Board of Directors, or the Committee, may amend, alter, or discontinue the ALTEIP, but no amendment, alteration, or discontinuation may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (with certain limited exceptions). In addition, no amendment may be made without the approval of our stockholders if (1) approval of our stockholders is required by applicable law, (2) the amendment would materially increase the benefits to participants under the ALTEIP, (3) the amendment would materially increase the number of securities to be issued under the ALTEIP, (4) the amendment would materially modify the requirements for participation in the ALTEIP, or (5) the amendment would accelerate the vesting of any restricted stock or RSUs, except as otherwise provided in the ALTEIP.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards we may make under the ALTEIP. The discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options. The recipient will not recognize taxable income at the time of a grant of a non-qualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding) upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair market value of the shares purchased over their exercise price. We generally will be entitled to a corresponding deduction upon exercise of a non-qualified stock option.

Incentive Stock Options. The recipient will not recognize taxable income at the time of a grant of an incentive stock option. The recipient will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted and (2) one year from the date the shares were transferred, any gain or loss arising from disposition of those shares will be taxed as a long-term capital gain or loss, and we will not be entitled to any deduction. If, however, the shares acquired are not held for the periods described above, then in the year of disposition the recipient will recognize compensation taxable as ordinary income, equal to the excess of the lesser of (1) the amount realized upon such disposition and (2) the excess of the fair market value of such shares on the date of exercise over the exercise price. We generally will be entitled to a corresponding deduction at that time. The excess of the amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain.

Stock Appreciation Rights. The recipient will not recognize taxable income at the time of a grant of a SAR, and we will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by us in settlement of the rights, and we generally will be entitled to a corresponding deduction at that time.

Restricted Stock and Unrestricted Stock. The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding) rather than dividend income. We will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

Restricted Stock Units. The recipient will not recognize taxable income at the time of a grant of an RSU or PSU, and we will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award or at the end of the performance cycle, equal to the fair market value of any shares delivered and the amount of cash paid by us. We will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

The foregoing general tax discussion is intended for the information of our stockholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the ALTEIP. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the ALTEIP.

New Plan Benefits

With the exception of RSUs granted to non-employee directors, all awards under the ALTEIP are granted at the discretion of the Committee, and, accordingly, future grants are not yet determinable. Please see the Grants of Plan Based Awards table on page 29 of this proxy statement for information on the awards made under the ALTEIP to our named executive officers during 2009. The table below sets forth the awards that we expect will be granted to non-employee directors following the annual meeting. This table is furnished pursuant to the rules of the U.S. Securities and Exchange Commission. Discretionary awards may be made under the ALTEIP to executive officers and other employees, but there are no awards currently approved for issuance.

Assurant, Inc. Long Term Equity Incentive Plan
Name and Position	Dollar Value	Number of Units
Named Executive Officers: Robert B. Pollock Michael J. Peninger Gene E. Mergelmeyer John S. Roberts Bart R. Schwartz	Not determinable.	Not determinable.
All Executive Officers, as a group	Not determinable.	Not determinable.
All Non-Employee Directors, as a group	$80,000 per Non-Employee Director	The equivalent of $80,000 in RSUs per Non-Employee Director.
All Employees, as a group	Not determinable.	Not determinable.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve this proposed amendment to the ALTEIP.

The Board of Directors unanimously recommends a vote FOR the approval of the proposed amendment to the ALTEIP to increase the number of shares available for issuance.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these future filings.

OTHER MATTERS

The Board of Directors knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the person named in the enclosed proxy will vote all proxies given to him or her in accordance with his or her best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2009 Annual Report to Stockholders, which includes the 2009 Form 10-K, accompanies this proxy statement.

Stockholders may obtain, without charge, a copy of our 2009 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2009, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 or by dialing 866-888-4219. A list of exhibits is included in the accompanying 2009 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Copies of our 2009 Form 10-K and accompanying exhibits are also available, without charge, from our Investor Relations website at http://ir.assurant.com.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and presented at the 2011 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York 10005, not later than December 9, 2010 to be considered for inclusion in our proxy materials for that meeting.

Stockholders intending to present business at our 2011 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 13, 2011 and no later than February 11, 2011. If the notice is received before January 13, 2011 or after February 11, 2011, it will be considered untimely and the proxies granted in connection with the 2011 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President, Chief

Legal Officer and Secretary

Dated: April [    ], 2010

EXHIBIT A

PROPOSED CHANGES TO THE AMENDED AND RESTATED BYLAWS

OF ASSURANT, INC.

*            *            *            *

ARTICLE II.

BOARD OF DIRECTORS

Section 1. Except as otherwise provided in the Restated Certificate of Incorporation, the Board of Directors of the corporation shall consist of such number of directors as shall from time to time be fixed exclusively by resolution of the Board of Directors. The directors shall be divided into three classes in the manner set forth in the Restated Certificate of Incorporation of the corporation, each class to be elected for the term set forth therein. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a majority of the voting power present in person or represented by proxy and entitled to vote; provided, however, that if the number of director nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote. For purposes of this Section 1, a majority means that the number of shares voted “for” a director’s election must exceed the number of votes cast “against” that director’s election. The Nominating and Corporate Governance Committee of the Board of Directors has established guidelines pursuant to which any incumbent director who is not elected shall promptly offer to tender his or her resignation for consideration by the Board of Directors.

*            *            *            *

Section 2. Unless otherwise required by law and except as provided in the next succeeding sentence or Section 4 of this Article II, newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Restated Certificate of Incorporation of the corporation.

~~Subject to the fiduciary duties of the members of the Board of Directors and unless otherwise required by law, if there shall exist or occur any vacancy on the Board of Directors with respect to a Fortis Designee (as defined below) and after taking into account such vacancy Fortis Group is still entitled to an additional Fortis Designee pursuant to the Shareholders’ Agreement (as defined below), the resulting vacancy on the Board of Directors shall be filled at any time by a person who shall be designated by Fortis Insurance (as defined below). The preceding sentence shall terminate immediately and automatically on the first date on which Fortis Group ceases to own at least 5% of the outstanding Common Stock, par value $0.01 per share, of the corporation (“Common Stock”) and shall not be reinstated. Prior to such termination, this paragraph shall not be amended without the consent of Fortis Insurance.~~

*            *            *            *

Section 4. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock, the Class B Common Stock or the Class C Common Stock issued by the corporation shall have the right, voting separately by series or class, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Designation or Restated Certificate of Incorporation, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Restated Certificate of Incorporation unless expressly provided by such terms. The number of directors that may be elected by the holders of any such series of Preferred Stock, the Class B Common Stock or the Class C Common

Stock, if any, shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series or class, the number of directors that may be so elected by the holders of any such series or class of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth in Section 1 of this Article II, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock, the Class B Common Stock or the Class C Common Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series or class, or, if there are no such remaining directors, by the holders of such series or class in the same manner in which such series or class initially elected a director.

*            *            *            *

~~Section 10. Any director designated by Fortis Insurance N.V., a company with limited liability incorporated as naamloze vennootschap under Dutch law (“Fortis Insurance”), to serve on the Board of Directors (a “Fortis Designee”) as provided for in Article 2 of the Shareholders’ Agreement, as the same may be amended, supplemented or modified from time to time (the “Shareholders’ Agreement”), between the corporation and Fortis Insurance, will resign or retire from the Board of Directors at the written request of Fortis Insurance. Otherwise, no Fortis Designee may be removed from the Board of Directors unless such removal shall be for Cause and consented to by Fortis Insurance. For purposes of this Section 10, removal for “Cause” shall mean removal of a director because of such director’s a) willful and continued failure substantially to perform his or her duties with the corporation in his or her established position, b) willful conduct that is injurious, monetarily or otherwise, to the corporation or any of its subsidiaries, c) conviction for, or guilty plea to, a felony or a crime involving moral turpitude, d) abuse of illegal drugs or other controlled substances or habitual intoxication or e) willful breach of the Shareholders’ Agreement.~~

~~This Section 10 shall terminate immediately and automatically on the first date on which Fortis Group ceases to own at least 5% of the outstanding Common Stock of the corporation and shall not be reinstated.~~

~~Until such termination this Section 10 shall not be amended without the consent of Fortis Insurance.~~

~~Section 11. For so long as the Fortis Group owns at least 50% of the outstanding Common Stock of the corporation, the Board of Directors (or any committee of the Board of Directors) shall not take any action with respect to any of the following matters without the affirmative approval of at least 75% (rounded to the nearest whole number of directors with 0.5 rounded upwards) of the then members of the Board of Directors:~~

•

~~any recapitalization, reclassification, spin-off or combination of any securities of the corporation or any of its Principal Subsidiaries, except for any such reorganization, recapitalization or reclassification of any securities of any direct or indirect wholly-owned Principal Subsidiary or any merger of any direct or indirect wholly-owned Principal Subsidiary with each other;~~

•	~~any liquidation, dissolution, winding up or commencement of voluntary bankruptcy, insolvency, liquidation or similar proceedings with respect to the corporation or any of its Principal Subsidiaries;~~

•

~~any acquisition by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of any assets, business or operations in the aggregate for consideration in excess of $500 million;~~

•

~~any sale, transfer, lease, pledge or other disposition by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of any assets, business or operations in the aggregate with a value of more than $500 million;~~

•

~~the creation, incurrence, or assumption of any indebtedness of the corporation or any of its Subsidiaries resulting in total indebtedness (including short and long term debt) in excess of $1,500 million on a consolidated basis; or~~

•

~~any offer or sale, whether privately or to the public, of Common Stock or other equity securities or securities convertible or exchangeable into equity securities of the corporation in excess of 10% of the outstanding Common Stock or such amounts which, on completion of any such sale, would reduce Fortis Group’s ownership to below 50% of the outstanding Common Stock.~~

~~For purposes of Section 10 of this Article II and this Section 11, (i) the term “Fortis Group” shall mean Fortis SA/NV, a public company established as a société anonyme/naamloze vennootschap under the laws of Belgium, and Fortis N.V., a public company established as a naamloze vennootschap under the laws of the Netherlands, including Fortis Insurance, and their respective Affiliates, other than the corporation and its Subsidiaries and any officers and directors; (ii) the term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iii) the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; (iv) the term “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; (v) the term “Principal Subsidiary” shall have the same definition as “Significant Subsidiary” under Rule 1.02 of Regulation S-X of the Securities Exchange Act of 1934, as amended.~~

~~This Section 11 shall terminate immediately and automatically on the first date on which Fortis Group ceases to own at least 50% of the outstanding Common Stock of the corporation and shall not be reinstated.~~

~~Until such termination this Section 11 shall not be amended without the consent of Fortis Insurance.~~

EXHIBIT B

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ASSURANT, INC.

Assurant, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment for consideration thereof by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

1.	Article SEVENTH of the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the second paragraph of subsection (1) in its entirety and replacing it so that, as amended, subsection (1) of Article SEVENTH shall be and read as follows:

SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors.

Beginning with the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), the directors of the corporation shall be elected annually at each Annual Meeting of Stockholders of the corporation, to hold office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Upon the effectiveness of this Restated Certificate of Incorporation under the General Corporation Law of the State of Delaware, the directors of the corporation shall no longer be divided into classes. The term of office of each director whose term of office does not expire at the 2011 Annual Meeting shall nonetheless expire at the 2011 Annual Meeting, such that the directors elected at the 2011 Annual Meeting shall commence their term of office for a term expiring at the next Annual Meeting of Stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified.

2.	Article SEVENTH of the Restated Certificate of Incorporation of the Corporation is hereby amended so that, as amended, subsection (2) of Article SEVENTH shall be and read as follows:

(2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the corporation, the Class B Common Stock or the Class C Common Stock shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.

3.	The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting subsection (3) of Article SEVENTH in its entirety.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

B-1

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this     day of                     , 2010.

By:
Name:	Bart R. Schwartz
Title:	Executive Vice President, Chief Legal Officer and Secretary

B-2

EXHIBIT C

PROPOSED CHANGES TO THE AMENDED AND RESTATED BYLAWS

OF ASSURANT, INC.

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ARTICLE II.

BOARD OF DIRECTORS

Section 1. Except as otherwise provided in the Restated Certificate of Incorporation, the Board of Directors of the corporation shall consist of such number of directors as shall from time to time be fixed exclusively by resolution of the Board of Directors. The directors shall be ~~divided into three classes in the manner~~ elected annually for a term of one year, as set forth in the Restated Certificate of Incorporation of the corporation, ~~each class to be elected for the term set forth therein~~. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation’s Restated Certificate of Incorporation or by these By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

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Section 2. Unless otherwise required by law and except as provided in the next succeeding sentence or Section 4 of this Article II, newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Restated Certificate of Incorporation of the corporation.

~~Subject to the fiduciary duties of the members of the Board of Directors and unless otherwise required by law, if there shall exist or occur any vacancy on the Board of Directors with respect to a Fortis Designee (as defined below) and after taking into account such vacancy Fortis Group is still entitled to an additional Fortis Designee pursuant to the Shareholders’ Agreement (as defined below), the resulting vacancy on the Board of Directors shall be filled at any time by a person who shall be designated by Fortis Insurance (as defined below). The preceding sentence shall terminate immediately and automatically on the first date on which Fortis Group ceases to own at least 5% of the outstanding Common Stock, par value $0.01 per share, of the corporation (“Common Stock”) and shall not be reinstated. Prior to such termination, this paragraph shall not be amended without the consent of Fortis Insurance.~~

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Section 4. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock, the Class B Common Stock or the Class C Common Stock issued by the corporation shall have the right, voting separately by series or class, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Designation or Restated Certificate of Incorporation, as the case may be, applicable thereto ~~and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Restated Certificate of Incorporation unless expressly provided by such terms~~. The number of directors that may be elected by the holders of any such series of Preferred Stock, the Class B Common Stock or the Class C Common Stock, if any, shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series or class, the number of directors that may be so elected by the holders of any such series or class of stock shall be elected for terms expiring at the next annual meeting of stockholders ~~and without regard to the classification of the members of the Board of Directors as set forth in Section 1 of this Article II~~, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock, the Class B Common Stock or the Class C Common Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series or class, or, if there are no such remaining directors, by the holders of such series or class in the same manner in which such series or class initially elected a director.

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~~Section 10. Any director designated by Fortis Insurance N.V., a company with limited liability incorporated as naamloze vennootschap under Dutch law (“Fortis Insurance”), to serve on the Board of Directors (a “Fortis Designee”) as provided for in Article 2 of the Shareholders’ Agreement, as the same may be amended, supplemented or modified from time to time (the “Shareholders’ Agreement”), between the corporation and Fortis Insurance, will resign or retire from the Board of Directors at the written request of Fortis Insurance. Otherwise, no Fortis Designee may be removed from the Board of Directors unless such removal shall be for Cause and consented to by Fortis Insurance. For purposes of this Section 10, removal for “Cause” shall mean removal of a director because of such director’s 4. willful and continued failure substantially to perform his or her duties with the corporation in his or her established position, 5. willful conduct that is injurious, monetarily or otherwise, to the corporation or any of its subsidiaries, 6. conviction for, or guilty plea to, a felony or a crime involving moral turpitude, 7. abuse of illegal drugs or other controlled substances or habitual intoxication or 8. willful breach of the Shareholders’ Agreement.~~

~~This Section 10 shall terminate immediately and automatically on the first date on which Fortis Group ceases to own at least 5% of the outstanding Common Stock of the corporation and shall not be reinstated.~~

~~Until such termination this Section 10 shall not be amended without the consent of Fortis Insurance.~~

~~Section 11. For so long as the Fortis Group owns at least 50% of the outstanding Common Stock of the corporation, the Board of Directors (or any committee of the Board of Directors) shall not take any action with respect to any of the following matters without the affirmative approval of at least 75% (rounded to the nearest whole number of directors with 0.5 rounded upwards) of the then members of the Board of Directors:~~

•

~~any recapitalization, reclassification, spin-off or combination of any securities of the corporation or any of its Principal Subsidiaries, except for any such reorganization, recapitalization or reclassification of any securities of any direct or indirect wholly-owned Principal Subsidiary or any merger of any direct or indirect wholly-owned Principal Subsidiary with each other;~~

•	~~any liquidation, dissolution, winding up or commencement of voluntary bankruptcy, insolvency, liquidation or similar proceedings with respect to the corporation or any of its Principal Subsidiaries;~~

•

~~any acquisition by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of any assets, business or operations in the aggregate for consideration in excess of $500 million;~~

•

~~any sale, transfer, lease, pledge or other disposition by the corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of any assets, business or operations in the aggregate with a value of more than $500 million;~~

•

~~the creation, incurrence, or assumption of any indebtedness of the corporation or any of its Subsidiaries resulting in total indebtedness (including short and long term debt) in excess of $1,500 million on a consolidated basis; or~~

•

~~any offer or sale, whether privately or to the public, of Common Stock or other equity securities or securities convertible or exchangeable into equity securities of the corporation in excess of 10% of the outstanding Common Stock or such amounts which, on completion of any such sale, would reduce Fortis Group’s ownership to below 50% of the outstanding Common Stock.~~

~~For purposes of Section 10 of this Article II and this Section 11, (i) the term “Fortis Group” shall mean Fortis SA/NV, a public company established as a société anonyme/naamloze vennootschap under the laws of Belgium, and Fortis N.V., a public company established as a naamloze vennootschap under the laws of the Netherlands, including Fortis Insurance, and their respective Affiliates, other than the corporation and its Subsidiaries and any officers and directors; (ii) the term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iii) the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; (iv) the term “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; (v) the term “Principal Subsidiary” shall have the same definition as “Significant Subsidiary” under Rule 1.02 of Regulation S-X of the Securities Exchange Act of 1934, as amended.~~

~~This Section 11 shall terminate immediately and automatically on the first date on which Fortis Group ceases to own at least 50% of the outstanding Common Stock of the corporation and shall not be reinstated.~~

~~Until such termination this Section 11 shall not be amended without the consent of Fortis Insurance.~~

EXHIBIT D

AMENDED AND RESTATED ASSURANT, INC.

LONG TERM EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions.

1.1. Purpose. The purpose of this Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan is to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide the Company and its Subsidiaries and Affiliates with a long term incentive plan providing incentives directly linked to stockholder value.

1.2. Definitions. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b) “Administrator” has the meaning set forth in Section 2.2.

(c) “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with, the Company.

(d) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(e) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Share, or Performance Unit granted pursuant to the terms of this Plan.

(f) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(g) “Beneficial Owner” has the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement, or if it does not define “Cause”: (A) commission by the Participant of a felony under federal law or the law of the state in which such action occurred, (B) failure on the part of the Participant to perform substantially such Participant’s employment duties in any material respect, (C) prolonged absence from duty without the consent of the Company, (D) intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or (E) willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company. Notwithstanding the general rule of Section 2.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(j) “Change of Control” has the meaning set forth in Section 9.2.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(l) “Commission” means the Securities and Exchange Commission or any successor agency.

(m) “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule

16b-3 and, to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(n) “Common Stock” means common stock, par value $0.01 per share, of the Company.

(o) “Company” means Assurant, Inc., a Delaware corporation.

(p) “Disability” means (i) “Disability” as defined in the long term disability plan or policy maintained or most recently maintained by the Company or, if applicable, an Affiliate or Subsidiary, for any Participant, whether or not such Participant actually receives disability benefits under such plan or policy, (ii) “Disability” as defined by any Individual Agreement to which the Participant is a party and which is operative at the time in question, or (iii) if there is no such long term disability plan or Individual Agreement or if the applicable long term disability plan and Individual Agreement do not define “Disability,” (A) any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his or her customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease, or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature, or (B) “Disability” as determined by the Committee. In the event of a dispute, the determination whether a Participant has a Disability will be made by the Committee and may be supported by such medical or other evidence as the Committee deems necessary to judge the nature of the Participant’s condition. Notwithstanding the foregoing: (1) if the determination of Disability relates to an Incentive Stock Option, Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and (2) if the determination of Disability relates to any Award subject to Section 409A of the Code, Disability shall mean “disability” as defined within the meaning of Section 409A of the Code and any regulations promulgated thereunder.

(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or any Subsidiary or Affiliate.

(r) “Dividend Equivalent” has the meaning set forth in Section 8.

(s) “Eligible Individuals” means directors, officers, employees, and consultants of the Company or any Subsidiary or Affiliate, and prospective employees and consultants, who have accepted offers of employment or consultancy from the Company or any Subsidiary or Affiliate.

(t) “Fair Market Value” means the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(u) “Free-Standing SAR” has the meaning set forth in Section 5.3.

(v) “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.

(w) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact so qualifies.

(x) “Individual Agreement” means an employment, consulting, severance, change of control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change of control or termination of employment in anticipation of a change of control shall not be considered “operative” until the occurrence of a change of control or termination of employment in anticipation of a change of control, as applicable.

(y) “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(z) “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

(aa) “Option” means an Award granted under Section 5.1.

(bb) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(cc) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units, or Dividend Equivalents. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: overall or selected sales growth, expense efficiency ratios (ratio of expenses to income), market share, customer service measures or indices, underwriting efficiency and/or quality, persistency factors, return on net assets, economic value added, stockholder value added, embedded value added, combined ratio, expense ratio, loss ratio, premiums, risk based capital, revenues, revenue growth, earnings (including earnings before taxes; earnings before interest and taxes; and earnings before interest, taxes, depreciation and amortization), earnings per share, operating income (including non-pension operating income), pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, return on assets or operating assets, economic value added (or an equivalent metric), stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend-related returns), cost control, gross profit, net operating income, cash generation, unit volume, stock price, market share, sales, asset quality, cost saving levels, marketing-spending efficiency, core non-interest income, or change in working capital with respect to the Company or any one or more Subsidiaries, Affiliates, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and any regulations promulgated thereunder.

(dd) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any Performance Goal specified by the Committee with respect to such Award is to be measured.

(ee) “Performance Shares” shall have the meaning given in Section 6.1.

(ff) “Performance Units” shall have the meaning given in Section 7.

(gg) “Plan” means this Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan, as set forth herein and as hereafter amended from time to time.

(hh) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 10.

(ii) “Restricted Stock” means an Award granted under Section 6.

(jj) “Restricted Stock Units” means an Award granted under Section 7.

(kk) “Retirement” shall have the meaning given to that term in the Assurant Pension Plan, as amended from time to time.

(ll) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(mm) “Share” means a share of Common Stock.

(nn) “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 5.3.

(oo) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(pp) “Tandem SAR” has the meaning set forth in Section 5.3.

(qq) “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(rr) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(ss) “Termination of Employment” means, unless otherwise provided in the Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment, and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Subsidiaries or Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division of the Company ceases to be a Subsidiary, Affiliate, or division of the Company, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

(tt) “Unrestricted Stock” shall have the meaning given in Section 6.

SECTION 2. Administration.

2.1. Committee. The Plan shall be administered by the Committee or a duly designated Administrator, as defined herein. The Committee shall, subject to Section 10, have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) To select the Eligible Individuals to whom Awards may be granted;

(b) To determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Restricted Stock Units, or Dividend Equivalents, or any combination thereof, are to be granted hereunder;

(c) To determine the number of Shares to be covered by each Award granted under the Plan;

(d) To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) Subject to Section 11, to modify, amend, or adjust the terms and conditions of any Award;

(f) To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Committee shall from time to time deem advisable;

(g) To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(h) Subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion may determine;

(i) To decide all other matters that must be determined in connection with an Award;

(j) To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(k) To otherwise administer the Plan.

2.2. Committee Procedures; Board Authority. The Committee shall exercise its authority under the Plan as follows:

(a) The Committee may act only with the assent of a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 10.3, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause a Qualified Performance-Based Award hereunder not to qualify for the Section 162(m) exemption, or make any Award hereunder subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act. Without limiting the generality of the foregoing, the Committee may not delegate its responsibilities and powers to grant, establish the terms and conditions of, and otherwise administer Qualified Performance-Based Awards in accordance with Section 10 below, nor its responsibilities and powers to grant and establish the terms and conditions of Awards to Participants who are subject to Section 16(b) (as defined in Section 10.4 below).

(b) Subject to Section 10.3, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3. Discretion of Committee. Subject to Section 1.2(i), any determination made by the Committee or by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

2.4. Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Award Agreement’s being signed by the Company unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 11 hereof.

SECTION 3. Common Stock Subject to Plan.

3.1. Plan Maximums. The maximum number of Shares that may be issued pursuant to Awards under the Plan shall be [5,300,000]. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be [5,300,000]. Shares subject to an Award under the Plan may be authorized and unissued Shares.

3.2. Individual Limits. No Participant may be granted Awards covering in excess of 500,000 Shares during any calendar year.

3.3. Rules for Calculating Shares Delivered. To the extent that any Award under this Plan or the Assurant, Inc. 2004 Long Term Incentive Plan is forfeited, or any Option and related Tandem SAR or any Free-Standing SAR granted under this Plan or the Assurant, Inc. 2004 Long Term Incentive Plan terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall thereupon become available for Awards under the Plan. If the exercise price of any Option or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) to the Company, only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3.1.

3.4. Adjustment Provision. The Committee shall have authority to make adjustments under the Plan as provided below:

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Committee, or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.2, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in Sections 3.1 and 3.2, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(c) In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the Surviving Entity (as defined below in Section 9.2), any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, including without limitation impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other public filings, provided that, in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not cause an Award to fail to qualify for the Section 162(m) Exemption.

3.5. Section 409A of the Code. Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, (b) any adjustments made pursuant to Section 3.4 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code, and (c) in any event, the Board, the Committee, and the Administrator shall not have any authority to make any adjustments pursuant to Section 3.4 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto as of the Grant Date.

SECTION 4. Eligibility.

4.1. Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. Options and Stock Appreciation Rights.

5.1. Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option; provided, that any Option that is designated as an Incentive Stock Option but fails to meet the requirements therefore (as described in Section 5.2 or otherwise), and any Option that is not expressly designated as intended to be an Incentive Stock Option shall be treated as a Nonqualified Option.

5.2. Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

5.3. Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs”, which are granted in conjunction with an Option, or “Free-Standing SARs”, which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (b) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

5.4. Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

5.5. Exercise Price. The exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date. In no event may any Option, Tandem SAR, or Free-Standing SAR granted under this Plan be amended, other than pursuant to Section 3.4, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s stockholders.

5.6. Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.

5.7. Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that, ~~except in the case of grants to directors of the Company and as otherwise determined by the Committee,~~ in no event shall the vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant (other than in the case of death or Disability).

5.8. Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Free-Standing SAR relating to no less than the lesser of the number of Shares then subject to such Option or Free-Standing SAR or 50 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

(a) Payments may be made in the form of Shares (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(c) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

5.9. Delivery; Rights of Stockholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common

Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 13.1, and (c) in the case of an Option, the Participant has paid in full for such Shares.

5.10. Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (a) by will or by the laws of descent and distribution, or (b) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5.10, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

5.11. Termination of Employment. Unless otherwise provided in the applicable Award Agreement and subject to Section 5.12, a Participant’s Options and Stock Appreciation Rights shall be forfeited upon his or her Termination of Employment, except as set forth below:

(a) Upon a Participant’s Termination of Employment for any reason other than death, Disability, or Retirement, or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (i) the 90th day following such Termination of Employment and (ii) the expiration of the Term thereof;

(b) Upon a Participant’s Termination of Employment by reason of the Participant’s death, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (i) the third anniversary of the date of such death and (ii) the expiration of the Term thereof;

(c) Upon a Participant’s Termination of Employment by reason of Disability, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the expiration of the Term thereof; and

(d) Upon a Participant’s Termination of Employment by reason of Retirement, any Option or Stock Appreciation Right held by the Participant shall vest and be exercisable at any time until the earlier of (i) the fifth anniversary of such Termination of Employment and (ii) the expiration of the Term thereof.

5.12. Committee Discretion. Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, that if such rules are less favorable to the Participant than those set forth above, such rules shall be set forth in the applicable Award Agreement.

SECTION 6. Restricted Stock (Including Performance Shares) and Unrestricted Stock.

6.1. Nature of Award; Certificates. Shares of Restricted Stock and Unrestricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Shares of “Unrestricted Stock” are Shares not subject to conditions on grant, vesting, or transferability. “Performance Shares” are Shares of Restricted

Stock, the vesting of which is subject to the attainment of Performance Goals. Any certificate issued in respect of Shares of Restricted Stock or Unrestricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Assurant, Inc. Long Term Equity Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2. Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition (i) the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of an Award of Restricted Stock upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance Shares) need not be the same with respect to each Participant.

(b) Subject to the terms of the Plan and the applicable Award Agreement, ~~and except for Awards granted to members of the Board,~~ any Award of Restricted Stock shall be subject to vesting during a period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that an Award may vest in part on a pro rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock, Unrestricted Stock, and Restricted Stock Units may be granted without regard to the foregoing requirements.

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(d) If any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, either (i) unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates, or (ii) such Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

6.3. Rights of Stockholders. Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock and Unrestricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock or Unrestricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions.

SECTION 7. Restricted Stock Units (Including Performance Units).

7.1. Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which is subject to the attainment of Performance Goals.

7.2. Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Committee may, prior to or at the time of grant, condition (i) the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or (ii) the grant, vesting, or transferability of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee grants Performance Units or conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Performance Units or Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b) Subject to the terms of the Plan and the applicable Award Agreement, ~~and except for Awards granted to members of the Board,~~ any Restricted Stock Units shall be subject to vesting during a period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that Restricted Stock Units may vest in part on a pro rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock, Unrestricted Stock, and Restricted Stock Units may be granted without regard to the foregoing requirements.

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Units for which such vesting restrictions apply and until the expiration of such vesting restrictions (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

(d) The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 13.5 below).

SECTION 8. Dividend Equivalents.

8.1. Nature of Award. Dividend Equivalents are Awards entitling the Participant to receive payments having a value equal to the dividends that would be payable with respect to a specified number of Shares during a specified period, if the Participant owned that number of Shares. Dividend Equivalents may be granted with respect to (a) the Shares underlying an Option or SAR while it remains outstanding and unexercised, (b) the Shares underlying a Restricted Stock Unit, before actual Shares are issued in settlement thereof, or (c) a specified number of hypothetical Shares.

8.2. Terms and Conditions. Dividend Equivalents shall be subject to such terms and conditions as may be determined by the Committee. Without limiting the generality of the foregoing, Dividend Equivalents may be made subject to vesting conditions that are the same as, or different from the vesting conditions of the other Award to which they relate; may be payable in cash, Shares or other property or any combination thereof; and

may be payable at the same time as the related actual dividends are paid to shareholders, or deemed to have been reinvested in additional Shares or otherwise deferred (subject to compliance with the requirements of Section 409A of the Code).

SECTION 9. Change of Control Provisions.

9.1. Impact of Event. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, upon a Change of Control (as defined below):

(a) Any Options and Stock Appreciation Rights outstanding which are not then exercisable and vested shall become fully exercisable and vested;

(b) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable;

(c) All Restricted Stock Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Restricted Stock Units shall be settled in cash as promptly as is practicable; and

(d) Subject to Section 11.4, the Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

9.2. Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean any of the following events:

(a) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director and whose election or nomination for election is approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person as defined in Section 3(a)(9) of the Act (a “Person”), other than the Board, including by reason of any agreement, shall be deemed an Incumbent Director;

(b) Any person is or becomes a Beneficial Owner, directly or indirectly, of either (i) 30% or more of the then-outstanding shares of common stock of the Company or (ii) securities representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of directors (“Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company or any Subsidiary; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by a Person who is on the Effective Date the Beneficial Owner, directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the Company’s outstanding securities eligible to vote for the election of directors; (4) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (5) an acquisition pursuant to a transaction that complies with Sections 9.2(c)(i), 9.2(c)(ii), and 9.2(c)(iii) below;

(c) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar corporate transaction involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another corporation (a “Transaction”), unless immediately following the Transaction: (i) all or substantially all of the individuals who were Beneficial Owners, respectively, of the outstanding shares of common stock of the Company and outstanding securities eligible to vote for the election of directors immediately prior to the Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding securities entitled to vote in the election of directors of the corporation resulting from the Transaction (the “Surviving Entity”), in substantially the same proportions as their ownership, immediately prior to the Transaction, of the outstanding common stock of the Company and the outstanding securities eligible to vote in the election of directors of the Company; (ii) no Person (other than the Company, a Subsidiary, the Surviving Entity, or any employee benefit plan or related trust sponsored or maintained by the foregoing) is or becomes a Beneficial Owner, directly or indirectly, of 30% or more of the outstanding common stock or 30% or more of the total voting power of the outstanding securities eligible to vote for the election of directors of the Surviving Entity; and (iii) at least a majority of the members of the board of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for the Transaction; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

9.3. Special Change of Control Post-Termination Exercise Rights. Unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan, upon a Change of Control any Option or Stock Appreciation Right held by the Participant as of the date of the Change of Control may thereafter be exercised until the earlier of (a) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 9.3, and (b) the first to occur of (i) the third anniversary of such Change of Control, (ii) the Participant’s Termination of Employment for Cause, and (iii) the expiration of the Term of such Option or Stock Appreciation Right.

9.4. Section 409A of the Code. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 9 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 10.6.

SECTION 10. Qualified Performance-Based Awards; Section 16(b); Section 409A.

10.1. Qualified Performance-Based Awards. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods, and establish the Performance Goals for the Performance Periods.

10.2. Performance Goals and Other Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Moreover, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or Disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 9 shall apply notwithstanding this Section 10.2.

10.3. Limits on Board and Administrator Authority. Neither the full Board nor the Administrator shall be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority to or by the Board or the Administrator would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

10.4. Section 16(b). The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

10.5. Awards Valid Notwithstanding Committee Composition. Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations of the Plan, or other actions of the Committee.

10.6. Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

SECTION 11. Term, Amendment, and Termination.

11.1. Effectiveness. The Plan was effective on May 15, 2008 (the “Effective Date”) and amended and restated by the Board as of March 27, 2010, ~~approved by the Committee on March 13, 2008,~~ subject to and contingent upon approval by at least a majority of the outstanding Shares of the Company. ~~The Plan will be effective as of the date of such approval by the Company’s stockholders (the “Effective Date”).~~

11.2. Termination. The Plan will terminate on the 10th anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

11.3. Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules, or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s stockholders (a) to the extent that such approval is required (i) by applicable law or by the listing standards of the Applicable Exchange as in effect as of the Effective Date or (ii) by applicable law or under the listing standards of the Applicable Exchange as may be required after the Effective Date, (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (d) to the extent that such amendment would materially modify the requirements for participation in the Plan, or (e) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.

11.4. Amendment of Awards. Subject to Section 5.5, the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption, nor shall any such amendment, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

SECTION 12. Unfunded Status of Plan.

12.1. Unfunded Status; Committee Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 13. General Provisions.

13.1. Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

13.2. Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

13.3. No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

13.4. Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

13.5. Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 13.5.

13.6. Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

13.7. Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time or his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

13.8. Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

13.9. Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

13.10. Non-Transferability. Except as otherwise provided in Section 5.10 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

13.11. Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

13.12. No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Committee shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated.

13.13. Indemnification. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

13.15. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.

13.16. Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.17. Fractional Shares. No fractional Shares shall be issued, and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or, subject to Section 3, whether such fractional Shares shall be eliminated by rounding up or down.

13.18. Government and Other Regulations. Notwithstanding any other provision of the Plan:

(a) No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) If at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law, or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

13.19. Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

13.20. No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

13.21. Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this ~~13~~ [29]th day of March ~~2008~~ 2010.

FOR ASSURANT, INC.

By:
Name:	Sylvia Wagner
Title:	Executive Vice President, Human Resources and Development

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

	PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees

01	Howard L. Carver 02 Juan N. Cento 03 Allen R. Freedman 04 Elaine D. Rosen

The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

2	Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

3	Amendment of Company’s Amended and Restated Bylaws to implement majority voting for uncontested director elections.	☐	☐	☐

4	Amendment of Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws to implement declassification of the Board of Directors.	☐	☐	☐

5	Amendment of Assurant, Inc. Long Term Equity Incentive Plan to increase number of shares of common stock that may be issued pursuant to awards granted under the plan.	☐	☐	☐

For address change/comments, mark here. ☐ (see reverse for instructions)	Yes	No	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.

ASSURANT, INC.
Annual Meeting of Stockholders
May 13, 2010 9:30 AM
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Bart R. Schwartz and Stephen W. Gauster, and each of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on May 13, 2010, at the Millenium Hilton, 55 Church Street, New York, New York 10007, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee and FOR Proposals Two, Three, Four and Five, and in the discretion of the proxies or any other matter that may properly come before the Annual Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side